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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

2U, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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April 30, 2019

Dear Fellow Stockholder:

        I am pleased to invite you to attend our 2019 Annual Meeting of Stockholders, to be held on June 26, 2019 at 3:00 p.m., local time, at our headquarters, located at 7900 Harkins Road, Lanham, Maryland 20706.

        Details regarding how to attend the Annual Meeting and the various matters to be acted upon during the Annual Meeting are described in the accompanying Notice of 2019 Annual Meeting of Stockholders and the proxy statement.

        You can ensure that your shares are represented at the Annual Meeting by promptly completing and mailing your proxy or you may vote in person by attending the Annual Meeting. If you hold shares through a broker or other nominee in "street name," you may also be able to vote using the Internet or telephone if permitted by your broker or nominee by following the voting instructions provided to you in your materials.

        On behalf of the Board of Directors of 2U, Inc., I would like to express our appreciation for your ownership and continued support of 2U, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

Christopher "Chip" Paucek Co-Founder & Chief Executive Officer

2U, INC.
7900 Harkins Road
Lanham, Maryland 20706

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 26, 2019

Stockholders of 2U, Inc.:

        The 2019 Annual Meeting of Stockholders (the "Meeting") of 2U, Inc. (the "Company") will be held at 7900 Harkins Road, Lanham, Maryland 20706 on June 26, 2019, beginning at 3:00 p.m., local time, for the following purposes:

  1.
  To elect four Class II directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company's 2022 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2019 fiscal year;

  3.
  To approve, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers; and

  4.
  To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The Board of Directors of the Company has fixed the close of business on April 29, 2019 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or at any adjournment thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company's principal place of business at 7900 Harkins Road, Lanham, Maryland 20706. The above items of business for the Meeting are more fully described in the proxy statement accompanying this notice.

        Your vote is important.    Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the Meeting in person, and no matter how many shares you own, please submit your proxy promptly by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting in person at the Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs. If you hold shares through a broker or other nominee in "street name," you should follow the voting instructions provided to you in your materials, which may include the ability to vote using the Internet or by telephone.

        You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of the Company a written revocation or a proxy with a later date or by voting your shares in person at the Meeting, in which case, your prior proxy would be disregarded.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on June 26, 2019.

        This Notice of Annual Meeting and Proxy Statement and the 2018 Annual Report are available at http://investor.2u.com.

By Order of the Board of Directors,

Christopher "Chip" Paucek Co-Founder & Chief Executive Officer

April 30, 2019

        The proxy statement and form of proxy accompanying this notice are being sent to our stockholders on or about April 30, 2019, in connection with our solicitation of proxies for use at the Meeting or at any adjournment(s) or postponement(s) of the Meeting.

i

ii

2U, INC.
PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 26, 2019

INTRODUCTION

        The annual meeting of stockholders (the "Meeting") of 2U, Inc., a Delaware corporation ("2U," "we," "us," "our," or the "Company"), will be held on June 26, 2019, beginning at 3:00 p.m., local time, at 7900 Harkins Road, Lanham, Maryland 20706. We encourage all of our stockholders to vote, and we hope that the information contained in this document will help you decide how you wish to vote.

        Except as specifically indicated in the notice, the Board of Directors of the Company (the "Board") does not intend to bring any matter before the Meeting and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the election of each of the four Class II directors listed in Proposal One, nominated by the Board, to serve on the Board until the Company's 2022 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; "FOR" Proposal Two, the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2019 fiscal year and "FOR" Proposal Three, the approval, on a non-binding advisory basis, of the compensation of the Company's Named Executive Officers. Any proxy may be revoked at any time before its exercise by notifying the Corporate Secretary of 2U in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive these proxy materials?

        We are furnishing this proxy statement in connection with the Board's solicitation of proxies to be voted at the Meeting and at any adjournment or postponement of the Meeting. At the Meeting, stockholders will act upon proposals:

  •
  To elect four Class II directors, nominated by the Board, to serve on the Board until the Company's 2022 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

  •
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2019 fiscal year;

  •
  To approve, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers; and

  •
  To transact such other business as may properly come before the Meeting or any adjournment thereof.

        These proxy solicitation materials are being sent to our stockholders on or about April 30, 2019.

Who is entitled to vote at the Meeting?

        The Board has determined that those stockholders who are recorded in our record books as owning shares of the Company's common stock, par value $0.001 per share, as of the close of business on April 29, 2019, are entitled to receive notice of and to vote at the Meeting. As of the record date, there were 58,470,435 shares issued and outstanding. Your shares may be (1) held directly in your name as the stockholder of record and/or (2) held for you as the beneficial owner through a broker, bank or other nominee. Our common stock is our only class of outstanding voting securities.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee, as the stockholder of record, has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares, or, if permitted by your broker, bank or nominee, you may be able to use the Internet or telephone to provide voting instructions. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in "What vote is required to approve each item?" below.

What do I need to attend the Meeting?

        Attendance at the Meeting is limited to stockholders as of the close of business on the record date. Registration will begin at 2:00 p.m., local time, and each stockholder will be asked to present a valid government-issued photo identification (e.g., passport or driver's license). If you are a beneficial owner as of the close of business on the record date, you must also provide proof of beneficial ownership as of the record date (e.g., your most recent account statement reflecting your stock ownership as of the record date). Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting may be provided at the Meeting.

How can I vote my shares in person at the Meeting?

        Shares held directly in your name as the stockholder of record may be voted in person at the Meeting.

        SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

        EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

How can I vote my shares without attending the Meeting?

        Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

        Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

        BY MAIL—You may vote by mail by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to American Stock Transfer & Trust Company, LLC at 62011 5th Avenue, Brooklyn, NY 11219, Attn: AST Mail Services.

        BY INTERNET OR TELEPHONE—If you hold shares through a broker or other nominee in street name, you may be able to vote by the Internet or telephone as permitted by your broker or nominee. The availability of Internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions you receive.

        If you cast your vote in any of the ways set forth above, your shares will be voted in accordance with your voting instructions, unless you validly revoke your proxy. If you are a stockholder of record and you sign and return your proxy card but you do not specify how you want to vote your shares, we will vote them "FOR" the election of each of the four Class II directors listed in Proposal One, "FOR" Proposal Two and "FOR" Proposal Three. We do not currently anticipate that any other matters will be presented for action at the Meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your shares on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

        If you own shares in street name through a broker, bank or nominee and you do not provide instructions to your broker, bank or nominee on how to vote your shares, your broker, bank or nominee has discretion to vote these shares on certain "routine" matters, including the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, on non-routine matters, such as the election of directors and the approval, on a non-binding advisory basis, of the compensation of the Company's Named Executive Officers, your broker must receive voting instructions from you because it does not have discretionary voting power for these proposals. Therefore, it is important that you provide voting instructions to your broker, bank or other nominee. So long as the broker has discretion to vote on at least one proposal, these "broker non-votes" are counted toward establishing a quorum.

Can I change my vote after I submit my proxy or voting instructions?

        Yes. If you hold shares directly as the stockholder of record, even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Meeting by:

  •
  filing with our Corporate Secretary at 7900 Harkins Road, Lanham, Maryland 20706 a signed, original written notice of revocation dated later than the proxy you submitted;

  •
  submitting a duly executed proxy bearing a later date; or

  •
  attending the Meeting and voting in person.

        In order to revoke your proxy, prior to the Meeting, we must receive an original notice of revocation of your proxy at the address above sent by U.S. mail or overnight courier. If you grant a proxy, you are not prevented from attending the Meeting and voting in person. However, your attendance at the Meeting will not by itself revoke a proxy that you have previously granted; you must vote in person at the Meeting to revoke your proxy.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your voting instructions by following the instructions provided by your broker, bank or nominee.

        All shares that have been properly voted and not revoked will be voted at the Meeting.

Is there a list of stockholders entitled to vote at the Meeting?

        A complete list of stockholders entitled to vote at the Meeting will be available for examination by the Company's stockholders for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company's principal place of business and at the Meeting.

What constitutes a quorum to transact business at the Meeting?

        Before any business may be transacted at the Meeting, a quorum must be present. The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. At the close of business on the record date, 58,470,435 shares were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of a quorum.

What is the recommendation of the Board of Directors?

        Our Board recommends a vote "FOR" the election of each of the four Class II directors, nominated by the Board, to serve on the Board until the Company's 2022 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2019 fiscal year and "FOR" the approval, on a non-binding advisory basis, of the compensation of the Company's Named Executive Officers.

What vote is required to approve each item?

        Directors named in Proposal One are elected by a plurality of the votes cast at the Meeting, and the director nominees who receive the greatest number of votes at the Meeting (up to the number of directors to be elected) will be elected. You may vote "FOR" or "WITHHELD" with respect to election of directors. Shares will be voted, if authority to do so is not withheld, for election of each of the Board's nominees named in Proposal One. Only votes "FOR" or "WITHHELD" are counted in determining whether a plurality has been cast in favor of a director. Broker non-votes will not affect the outcome of the vote on the election of directors.

        The affirmative vote of the majority of the shares present in person or represented by proxy, at the Meeting and entitled to vote on Proposal Two will be required to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2019 fiscal year. You may vote "FOR," "AGAINST," or "ABSTAIN" with respect to Proposal Two. Abstentions will have the same effect as votes "AGAINST" Proposal Two. Broker non-votes are not expected on this routine proposal.

        The affirmative vote of the majority of the shares present in person or represented by proxy, at the Meeting and entitled to vote on Proposal Three will be required to approve the compensation of our Named Executive Officers. You may vote "FOR," "AGAINST," or "ABSTAIN" with respect to Proposal Three. Abstentions will have the same effect as votes "AGAINST" Proposal Three. Broker non-votes will not affect the outcome of the vote on Proposal Three.

        As noted above, a "broker non-vote" occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your broker, bank or other holder of record is permitted to vote your shares on "routine" matters even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any "non-routine" matter, including the election of directors and the approval, on a non-binding advisory basis, of the compensation of the Company's Named Executive Officers. Without your voting instructions, a broker non-vote will occur.

What does it mean if I receive more than one proxy or voting instruction card?

        It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Meeting?

        We will announce preliminary voting results at the Meeting and will publicly disclose results in a Current Report on Form 8-K within four business days after the date of the Meeting.

Who will count the votes?

        A representative of American Stock Transfer & Trust Company, our transfer agent, will both tabulate the votes and serve as the inspector of election.

Who will pay for the cost of this proxy solicitation?

        We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will request banks, brokers, nominees, custodians and other fiduciaries who hold shares in street name to forward these proxy solicitation materials to the beneficial owners of those shares, and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

How can I access the Company's proxy materials and annual report electronically?

        A copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. These proxy materials are available without charge on the Company's website at http://investor.2u.com. References to our website in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated into this proxy statement. These proxy materials are also available in print to stockholders without charge and upon request, addressed to 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attention: Corporate Secretary. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

When are stockholder proposals and director nominations due for next year's annual meeting of stockholders?

        Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2020 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") must be received by us no later than the close of business on January 1, 2020 and must otherwise comply with the requirements of Rule 14a-8.

        For proposals or nominations outside of Rule 14a-8, the Company's amended and restated bylaws (the "Bylaws") provide that, in order for a stockholder to nominate a director or bring a proposal before the stockholders at an annual meeting of the Company other than matters set forth in the Notice of Meeting, such stockholder must have delivered timely prior written notice to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on March 28, 2020 nor earlier than the close of business on February 27, 2020. In the event that the date of the annual meeting is advanced more than 25 days prior to or delayed by more than 25 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder's notice as described above. Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of the Bylaws can be obtained without charge by written request to the Corporate Secretary, 7900 Harkins Road, Lanham, Maryland 20706 and is available without charge on the Company's website at http://investor.2u.com.

        Any proposals or notices should be sent to:

2U, INC.
7900 HARKINS ROAD
LANHAM, MARYLAND 20706
ATTENTION: CORPORATE SECRETARY

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE—
ELECTION OF DIRECTORS

        There are currently twelve members of our Board. Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Board is "classified," which means that it is divided into three classes of directors based on the expiration of their terms. Under the classified board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are "staggered" so that the terms of approximately one-third of the directors expire each year. At the Meeting, our stockholders will elect four directors to hold office until the 2022 annual meeting of stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Accordingly, this Proposal One seeks the election of four directors, Timothy M. Haley, Valerie B. Jarrett, Earl Lewis and Coretha M. Rushing, as Class II directors whose terms would expire in 2022.

        Timothy M. Haley, Valerie B. Jarrett, Earl Lewis and Coretha M. Rushing currently serve as Class II directors of the Company. The Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Timothy M. Haley, Valerie B. Jarrett, Earl Lewis and Coretha M. Rushing to serve again as Class II directors until the 2022 annual meeting of stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Each nominee has consented to serve as a director if elected at the Meeting. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board may nominate. We have no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE FOUR CLASS II DIRECTOR NOMINEES.

        Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director with terms expiring at the 2020 or 2021 annual meetings of stockholders. Each of our directors brings to our Board a wealth of varied experience derived from service as executives, financial experts, subject experts and/or industry leaders. They also all bring extensive board experience. Specific individual qualifications and skills of each of our directors that contribute to the Board's effectiveness as a whole are described in the following paragraphs. For more information on the criteria used in nominating directors, see "Board of Directors and Committees—Nomination of Directors" below.

Name	Age	Class and Position
Paul A. Maeder	65	Class I Director and Chair of the Board
Robert M. Stavis	56	Class I Director
Christopher J. Paucek	48	Class I Director
Gregory K. Peters	48	Class I Director
Timothy M. Haley	64	Class II Director
Valerie B. Jarrett	62	Class II Director
Earl Lewis	63	Class II Director
Coretha M. Rushing	63	Class II Director
Sallie L. Krawcheck	54	Class III Director
John M. Larson	67	Class III Director
Edward S. Macias	75	Class III Director
Alexis Maybank	44	Class III Director

Class II—Directors with Terms Expiring in 2019

        Timothy M. Haley.    Mr. Haley has served on our Board since 2010. Mr. Haley is a founding partner of Redpoint Ventures, a venture capital firm, and has been a Managing Director of the firm since 1999. Mr. Haley was also the Managing Director of Institutional Venture Partners, a venture capital firm, from 1998 to 2010. From 1986 to 1998, Mr. Haley was the President of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the board of directors of Netflix, Inc., Zuora Inc., and several private companies. Mr. Haley holds a B.A. from Santa Clara University. Our Board believes that Mr. Haley's broad experience investing in software, consumer Internet and digital media industries, and his experience serving as a board member for numerous companies, enable him to make valuable contributions to the Board.

        Earl Lewis.    Dr. Lewis was appointed to our Board at the time of the initial public offering of the Company's shares in April 2014. Dr. Lewis, a fellow of the American Academy of Arts and Sciences, is a Professor of History and African American and African Studies at the University of Michigan and founding director of the Center for Social Solutions. From March 2013 to March 2018, Dr. Lewis served as President of The Andrew W. Mellon Foundation, a philanthropic organization committed to advancing higher education, the arts and civil society. From January 2013 to March 2013, he served as President-designate of the Mellon Foundation. Prior to joining the Mellon Foundation, Dr. Lewis served as Provost and Executive Vice President for Academic Affairs at Emory University from 2004 to December 2012. He also held a variety of faculty positions at the University of California at Berkeley and the University of Michigan from 1984 through 2004, and served as Vice Provost for Academic Affairs—Graduate Studies and Dean of the Horace H. Rackham School of Graduate Studies at the University of Michigan from 1998 to 2004. Dr. Lewis holds a B.A. from Concordia College and an M.A. and Ph.D. from the University of Minnesota. Our Board believes that Dr. Lewis's broad experience in academia, both as a faculty member and as an administrator at leading universities, allows him to make valuable contributions to the Board.

        Coretha M. Rushing.    Ms. Rushing has served on our Board since 2016. She has been Corporate Vice President and Chief Human Resources Officer of Equifax Inc. since 2006. Prior to joining Equifax, she served as an Executive Coach and HR Consultant with Atlanta-based Cameron Wesley LLC. Prior to joining Cameron Wesley, she was Senior Vice President of Human Resources of The Coca-Cola Company, where she was employed from 1996 until 2004. Prior to that, she worked in a number of senior level positions in Pizza Hut (a division of PepsiCo) and IBM. She is currently the Chair of the Board for the Society of Human Resource Management, an organization of approximately 300,000 global human resource professionals. Ms. Rushing holds a B.S. in Industrial Psychology from East Carolina University and an M.S. in Education from The George Washington University. Our Board believes that Ms. Rushing's broad experience in human resources at leading Fortune 500 companies, enables her to make valuable contributions to the Board.

        Valerie B. Jarrett.    Ms. Jarrett has served on our Board since December 2017. She is an acclaimed civic leader, business executive and attorney. She currently serves as a Senior Advisor to the Obama Foundation and Attn: and is a Senior Distinguished Fellow at the University of Chicago Law School. She also serves as a director on the boards of Ariel Investments and Lyft. During the Obama administration, from January 2008 to January 2016, Ms. Jarrett served as Senior Advisor to the President of the United States, where she oversaw the Office of Public Engagement and Intergovernmental Affairs and chaired the White House Council on Women and Girls. Prior to joining the Obama administration, Ms. Jarret was co-chair of the Obama-Biden transition team. Ms. Jarrett began her career in politics in 1987, working as Deputy Corporation Counsel for Finance and Development in the administration of Mayor Harold Washington in Chicago. She subsequently was Deputy Chief of Staff for Mayor Richard M. Daley and later served as Commissioner of the Department of Planning and Development and chaired the Chicago Transit Board. From 1995 until she joined the Obama administration, Ms. Jarrett served in various senior positions, including Chief Executive Officer, of the Habitat Company, a Chicago real estate development and management firm. She has also served on numerous corporate and civic boards, including Chair of the Board of Trustees of the University of Chicago Medical Center, Chair of the Board of Trustees of the University of Chicago, Chair of the Board of the Chicago Stock Exchange and was a director of the Federal Reserve Bank of Chicago. Ms. Jarrett holds a B.A. from Stanford University and a J.D. from the University of Michigan Law School. Our Board believes that Ms. Jarrett's broad experience in public policy enables her to make valuable contributions to the Board.

Class III—Directors with Terms Expiring at the 2020 Annual Meeting of Stockholders

        Sallie L. Krawcheck.    Ms. Krawcheck was appointed to our Board as of the initial public offering of the Company's shares in April 2014. Ms. Krawcheck has been the Chief Executive Officer and owner of Ellevate Asset Management, an investment firm focused on companies where women make up a significant portion of officers and directors, since June 2014, and Chair of Ellevate Network (formerly 85 Broads), a professional women's networking organization, since May 2013. Ms. Krawcheck is the Chief Executive Officer and co-founder of Ellevest, an investment platform for women that was founded in 2016. Ms. Krawcheck was the President of Global Wealth & Investment Management for Bank of America from August 2009 to September 2011. Prior to joining Bank of America, Ms. Krawcheck held a variety of senior executive positions at Citigroup from 2002 to 2008, including Chief Executive Officer of its Smith Barney division, Chief Financial Officer of Citigroup and Chief Executive Officer and Chair of Citi Global Wealth Management. She served as a director of BlackRock Inc. from 2009 to 2011 and Dell Inc. from 2006 to 2009. Ms. Krawcheck holds a B.A. from the University of North Carolina at Chapel Hill and an M.B.A. from Columbia University. Our Board believes that Ms. Krawcheck's financial acumen and broad experience serving in leadership roles with financial and investment firms enables her to make valuable contributions to the Board.

        John M. Larson.    Mr. Larson has served on our Board since June 2009. Mr. Larson has served as the Executive Chair of Triumph Higher Education Group, Inc., a culinary education company, since 2010. He also has served as President of Triumph Group, Inc., a company that advises and invests in domestic and international education companies, since 2008. Mr. Larson founded and served as President, Chief Executive Officer and director of Career Education Corporation, or CEC, a publicly held post-secondary education company, from its inception in 1994 through his retirement from the company in 2006, including as Chair of the Board from 2000 to 2006. He became Chair Emeritus of CEC in 2006 and continues to serve in that position. He holds a B.S. in Business Administration from the University of California at Berkeley. Our Board believes that Mr. Larson's deep knowledge of the higher education industry and his experience founding and leading a publicly held education company enable him to make valuable contributions to the Board.

        Edward S. Macias.    Dr. Macias has served on our Board since November 2014. Dr. Macias is currently the Provost Emeritus and Barbara and David Thomas Distinguished Professor Emeritus in Arts & Sciences at Washington University in St. Louis. Previously, Dr. Macias was the chief academic officer of Washington University in St. Louis for 25 years, before stepping down from his position as Provost and Executive Vice Chancellor in June 2013. During his tenure as Provost, Dr. Macias provided leadership in curriculum, budget and capital project development initiatives. Dr. Macias has broad experience and knowledge in higher education administration and innovation in academic settings. Following his tenure as Provost, Dr. Macias was nominated to lead the school's effort to explore its approach to online education and to leverage advances in education technology to enhance its reach and impact. Dr. Macias currently serves on the boards of Casa de Salud, Mary Institute and Saint Louis Country Day School, and the St. Louis Mosaic Project. He is an emeritus member of the board of Colgate University. Dr. Macias holds a bachelor's degree in Chemistry from Colgate University and a doctorate in Chemistry from Massachusetts Institute of Technology. Our Board believes that Dr. Macias's substantial knowledge of the higher education industry and his vast experience as Provost and Executive Vice Chancellor of Washington University in St. Louis enable him to make valuable contributions to the Board.

        Alexis Maybank.    Ms. Maybank has served on our Board since December 2018. She is an internet entrepreneur and currently serves as the Chair of the Board of Girls Who Code. Ms. Maybank co-founded Project September in 2016 and served as its Chief Executive Officer until December 2017. Prior to co-founding Project September, she co-founded Gilt Groupe and served as its founding Chief Executive Officer from 2007 to 2008 and in several other executive roles, including Chief Strategy Officer, Chief Business Development Officer, Chief Marketing Officer and President of Gilt Home and Kids from 2008 to 2014. Prior to co-founding Gilt Group in 2007, Ms. Maybank was General Manager of eCommerce for AOL Media Networks and served in various senior roles at eBay. Ms. Maybank holds a B.S. from Harvard University and an M.B.A. from Harvard Business School. Our Board believes that Ms. Maybank's experience in e-commerce and scaling rapidly growing technology companies enable her to make valuable contributions to the Board.

Class I—Directors with Terms Expiring at the 2021 Annual Meeting of Stockholders

        Paul A. Maeder.    Mr. Maeder has served on our Board since 2010 and as Chair of our Board since November 2012. Mr. Maeder is a General Partner of Highland Capital Partners, a venture capital firm he co-founded in 1987. He currently serves on the boards of several private companies. Mr. Maeder served as a director of Imprivata, Inc. from February 2002 to July 2016 and of Carbon Black, Inc. from September 2015 to February 2019. He holds a B.S.E. in Aerospace and Mechanical Sciences from Princeton University, an M.S.E. in Mechanical Engineering from Stanford University and an M.B.A. from the Harvard Business School. Our Board believes that Mr. Maeder's broad experience investing in the online higher education and software industries and his experience serving as a board member for numerous companies enable him to make valuable contributions to the Board.

        Robert M. Stavis.    Mr. Stavis has served on our Board since 2011. Mr. Stavis has been a Partner at Bessemer Venture Partners, a venture capital firm, since 2000. He currently serves on the boards of several private companies. Prior to joining Bessemer, Mr. Stavis was an independent private equity investor. Prior to that, he served in various positions at Salomon Smith Barney, including as Co-Head of Global Arbitrage Trading. Mr. Stavis holds a B.A.S. in Engineering from the University of Pennsylvania's School of Engineering and Applied Sciences and a B.S. in Economics from the University of Pennsylvania's Wharton School. Our Board believes that Mr. Stavis's broad experience investing in the emerging software technology industry and his experience serving as a board member for numerous companies enable him to make valuable contributions to the Board.

        Christopher J. Paucek.    Mr. Paucek is a co-founder of the Company and has served as our Chief Executive Officer and as a member of our Board since 2012. He previously served as our President and Chief Operating Officer from April 2008 through December 2011. Prior to 2U, Mr. Paucek served as the Chief Executive Officer of Smarterville, Inc., the parent company of Hooked on Phonics, from 2007 until 2008. From 2004 to 2007, Mr. Paucek served as Vice President of Business Development and President of Educate Products for Educate, Inc. In 2004, Mr. Paucek served as Deputy Campaign Manager for the successful reelection campaign of United States Senator Barbara Mikulski. Mr. Paucek began his career in 1993 by co-founding Cerebellum Corporation, the media company behind the award-winning educational Standard Deviants television program and video series, and he led Cerebellum as Co-Chief Executive Officer until 2003. Mr. Paucek holds a B.A. from The George Washington University and an M.B.A. from the Kenan-Flagler Business School of the University of North Carolina at Chapel Hill. Our Board believes that Mr. Paucek's knowledge of the Company as one of our co-founders, and his broad experience leading education companies, enable him to make valuable contributions to the Board.

        Gregory K. Peters.    Mr. Peters was appointed to our Board in March 2018. Mr. Peters joined Netflix, Inc. in 2008 and currently serves as the Chief Product Officer, responsible for designing, building and optimizing the customer experience. From 2015 to July 2017, Mr. Peters served as the International Development Officer of Netflix, responsible for global partnerships with consumer electronics companies, Internet service providers and multichannel video program distributors. From July 2013 to 2015, Mr. Peters served as the Chief Streaming and Partnerships Officer of Netflix. Prior to joining Netflix in 2008, Mr. Peters was Senior Vice President of Consumer Electronics Products for Macrovision Solutions Corp. (later renamed Rovi Corporation) and held positions at Mediabolic Inc., Red Hat Network and Wine.com. Mr. Peters holds a B.S. in Physics and Astrophysics from Yale University. Our Board believes that Mr. Peters' technology and product expertise enable him to make valuable contributions to the Board.

BOARD OF DIRECTORS AND COMMITTEES

Board Purpose and Structure

        The mission of the Board is to provide strategic guidance to the Company's management, to monitor the performance and ethical behavior of the Company's management, and to maximize the long-term financial return to the Company's stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board is constituted of twelve directors. The authorized number of directors may be changed only by resolution approved by a majority of our Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change in our management or a change of control.

        The Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these committees. In connection with a follow-on offering of the Company's common stock in May 2018, our Board also established a Pricing Committee to work with management to determine the appropriate time, form and pricing of any such offering. In January 2019, the Board established a Transaction Committee to assist the Board in its review and consideration of potential strategic acquisition opportunities.

Board Leadership

        Our Board currently has an independent Chair, Mr. Maeder, who has the authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, and to set meeting agendas. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Chair of the Board creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Chair of the Board enhances the effectiveness of the Board as a whole.

Risk Oversight

        The Board oversees a company-wide approach to risk management that is carried out by management. The Board determines the appropriate risk for us generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.

        Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks, financial risks and legal and compliance risks, as well as potential conflicts of interest. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board and the Company's corporate governance practices.

Director Independence

        Our Nominating and Corporate Governance Committee and our Board have undertaken a review of the independence of our current directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Nominating and Corporate Governance Committee and our Board determined that Messrs. Haley, Larson, Lewis, Macias, Maeder, Peters and Stavis, and Mses. Jarrett, Krawcheck, Maybank and Rushing, representing eleven of our twelve current directors, are "independent directors," as defined under applicable Nasdaq listing standards and the rules of the United States Securities and Exchange Commission ("SEC").

        The Nominating and Corporate Governance Committee and the Board apply standards in affirmatively determining whether a director is "independent," in compliance with applicable Nasdaq listing standards and SEC rules. As part of the process in making such determination, the Nominating and Corporate Governance Committee and the Board also determined that none of Messrs. Haley, Larson, Lewis, Macias, Maeder, Peters and Stavis, and Mses. Jarrett, Krawcheck, Maybank, and Rushing have any other "material relationship" with the Company that could interfere with his or her ability to exercise independent judgment.

        The Board includes one management director, Mr. Paucek, who is the Company's Chief Executive Officer. The Nominating and Corporate Governance Committee and the Board have determined that Mr. Paucek is not independent under applicable Nasdaq listing standards and SEC rules.

        As part of its annual evaluation of director independence, the Nominating and Corporate Governance Committee and the Board examine (among other things) whether any transactions or relationships exist currently (or existed during the past three years) between each independent director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the applicable Nasdaq listing standards and SEC rules. The Nominating and Corporate Governance Committee and the Board also examine whether there are (or have been within the past year) any transactions or relationships between each independent director and any executive officer of the Company or its affiliates. As a result of this evaluation, the Nominating and Corporate Governance Committee and the Board have affirmatively determined that each independent director is independent under those criteria.

Board Meetings and Attendance

        During 2018, including both regularly scheduled and special meetings, our Board met a total of four times, the Audit Committee met a total of eight times, the Compensation Committee met a total of four times, the Nominating and Corporate Governance Committee met a total of four times and the Pricing Committee met a total of one time. During 2018, each of the Company's directors attended at least 75% of the aggregate of the total number of meetings of the Board that occurred while he or she was serving as a director and the total number of meetings held by any of the committees of the Board on which such director served. During seven meetings of the Audit Committee, the Audit Committee met privately with the Company's independent registered public accounting firm.

Audit Committee

        Our Audit Committee consists of four directors, Messrs. Stavis, Lewis, Maeder and Peters. Mr. Maeder joined the Audit Committee on April 25, 2019, to replace Ms. Maybank who served on the Audit Committee from January 19, 2019 to April 25, 2019 when she was appointed to the Compensation Committee. Mr. Peters joined the Audit Committee on April 24, 2018 to replace Mark J. Chernis, our current Chief Operating Officer, who resigned from the Audit Committee on April 24, 2018 and resigned from our Board on May 20, 2018 in connection with his appointment as Chief Operating Officer. Mr. Stavis is the Chair of the Audit Committee, and our Board has determined that he is an "audit committee financial expert," as defined by SEC rules and regulations. Our Board has determined that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq listing standards and SEC rules and regulations. The Board has determined that all members of the Audit Committee are financially literate and possess "financial sophistication" within the meaning of the Nasdaq listing standards. We intend to continue to evaluate the requirements applicable to us, and we intend to comply with the future requirements to the extent that they become applicable to our Audit Committee.

        Our Audit Committee oversees the Company's corporate accounting and financial reporting processes. The principal duties and responsibilities of our Audit Committee include:

  •
  appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our consolidated financial statements, overseeing and evaluating the independent auditor's work and determining the independent auditor's compensation;

  •
  approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

  •
  reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor's review of our quarterly consolidated financial statements; and

  •
  conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.

        The Audit Committee's charter can be obtained without charge on the Company's website at http://investor.2u.com. As provided under the Audit Committee's charter, the Audit Committee's pre-approval policy and applicable law, the Audit Committee pre-approves all audit, review and attest services, as well as all permitted non-audit services (subject to a de minimis exception) to be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services. Under this policy, the Audit Committee may provide pre-approval for a particular defined task or scope of work, subject to a specific budget and for up to one year. The Audit Committee may also delegate pre-approval authority to one or more of the Audit Committee's members, and the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve services (other than the annual engagement) up to a maximum of $50,000 per calendar year. The Chair of the Audit Committee reports any pre-approval decisions at the next scheduled meeting of the Audit Committee. To avoid potential conflicts of interest, applicable securities laws prohibit the Company as a publicly traded company from obtaining certain non-audit services from its independent audit firm. We obtain these services from other service providers as needed.

Compensation Committee

        Our Compensation Committee consists of three directors, Mr. Larson and Mses. Maybank and Rushing. Ms. Maybank joined the Compensation Committee on April 25, 2019, to replace Mr. Maeder who served on the Compensation Committee until April 25, 2019 when he was appointed to the Audit Committee. Mr. Larson is the Chair of the Compensation Committee. Our Board has determined that the composition of our Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee complies with the applicable requirements of, Nasdaq listing standards and SEC rules and regulations. Each of Mses. Maybank and Rushing is also a "non-employee director," as defined in Rule 16b-3 under the Exchange Act. We intend to continue to evaluate and intend to comply with all future requirements applicable to our Compensation Committee. Our Compensation Committee oversees the Company's compensation policies, plans and programs. The principal duties and responsibilities of our Compensation Committee include:

  •
  establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the chief executive officer's compensation, including incentive-based and equity-based compensation, based on that evaluation;

  •
  setting the compensation of our other executive officers, based in part on recommendations of the Chief Executive Officer;

  •
  exercising administrative authority under our stock plans and employee benefit plans;

  •
  establishing policies and making recommendations to our Board regarding director compensation;

  •
  reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

  •
  preparing a Compensation Committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

        The scope of the Compensation Committee's authority and responsibilities is set forth in its written charter, a copy of which is available without charge on the Company's website at http://investor.2u.com. As provided under the Compensation Committee's charter, the Compensation Committee may delegate its authority to subcommittees as the Compensation Committee deems appropriate, consistent with applicable law and the Nasdaq listing standards. In April 2019, our Compensation Committee formed a subcommittee comprised entirely of members of the Compensation Committee that meet the requirements of a "non-employee director" as defined in Rule 16b-3 of the Exchange Act. This subcommittee has the nonexclusive authority to grant equity and other awards under our compensation plans that comply with Section 16 of the Exchange Act. As part of its duties, the Compensation Committee establishes and approves (or refers to the full Board for approval) the compensation and performance of the Company's Chief Executive Officer in light of relevant corporate goals and objectives that are periodically established by the Compensation Committee or the Board. The Chief Executive Officer is not present during the voting and deliberations regarding his compensation. The Compensation Committee also reviews and approves (or refers to the full Board for review and approval) the compensation of the Company's executive officers other than the Chief Executive Officer in light of relevant corporate goals and objectives that are periodically established by the Compensation

Committee or the Board. No executive officer is present during the voting and deliberations regarding his or her compensation. Under its charter, the Compensation Committee has the authority to retain, at the Company's expense, such counsel, consultants, experts and other professionals as it deems necessary. For additional information regarding the role of executive officers and compensation consultants in setting director and executive compensation, see the section entitled "Compensation Discussion and Analysis."

Compensation Committee Interlocks and Insider Participation

        During 2018, Messrs. Larson and Maeder and Ms. Rushing served on the Compensation Committee. None of the members of the Compensation Committee that served in 2018 is a former or current officer or employee of the Company or any of its subsidiaries, nor did any of the members of the Compensation Committee have a relationship requiring disclosure under Item 404 of Regulation S-K during 2018. In addition, during the last completed fiscal year, none of our executive officers has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of four directors, Messrs. Haley and Macias and Mses. Jarrett and Krawcheck. Mr. Haley is the Chair of the Nominating and Corporate Governance Committee. Our Board has determined that the composition of our Nominating and Corporate Governance Committee satisfies the applicable independence requirements under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, Nasdaq listing standards and SEC rules and regulations. We intend to continue to evaluate and intend to comply with all future requirements applicable to our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee oversees the Company's corporate governance practices. The principal duties and responsibilities of the Nominating and Corporate Governance Committee include:

  •
  assessing the need for new directors and identifying individuals qualified to become directors;

  •
  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

  •
  assessing individual director performance, participation and qualifications;

  •
  developing and recommending to the Board corporate governance principles;

  •
  monitoring the effectiveness of the Board and the quality of the relationship between management and the Board; and

  •
  overseeing a periodic evaluation of the Board's performance.

        The Nominating and Corporate Governance Committee's charter can be obtained without charge on the Company's website at http://investor.2u.com.

Executive Sessions of Non-Management Directors

        In order to promote discussion among the non-management directors, the Board regularly holds executive sessions (i.e., meetings of non-management directors without management present) to review such topics as the non-management directors determine. Mr. Maeder presides as Chair during the executive sessions of the Board. The non-management directors of the Board met in executive session four times during 2018.

Nomination of Directors

        The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its recommendations, the Nominating and Corporate Governance Committee also considers advice and recommendations from others as it deems appropriate. The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of criteria required of Board members.

        The Nominating and Corporate Governance Committee may apply several criteria in selecting nominees. At a minimum, it considers (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and (b) the nominee's reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors that the Nominating and Corporate Governance Committee may consider include a candidate's specific experiences and skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors as it considers appropriate in the context of the needs of the Board. Although the Company has no diversity policy, the Board believes that diversity is an important consideration in Board composition, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Board at that point in time.

        The Nominating and Corporate Governance Committee considers candidates recommended by stockholders pursuant to the Nominating and Corporate Governance Committee's policy for considering stockholder recommendations of director nominees. The Nominating and Corporate Governance Committee's policy is available free of charge on the Company's website at http://investor.2u.com. Pursuant to the policy, and at its next appropriate meeting following receipt of a recommendation, the Nominating and Corporate Governance Committee will consider all director candidates recommended by the Company's stockholders provided such recommendation is delivered timely and in the proper form, as specified in the policy. All director nominees so submitted by the Company's stockholders will be evaluated in the same manner as recommendations received from management or members of the Board.

Communications with the Board of Directors

        The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board, the non-management directors, any individual directors or committee of directors, correspondence should be addressed to the Board or any such individual directors or committee of directors by either name or title. All such correspondence should be sent to the Company at 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attn: Corporate Secretary.

        All communications received as set forth above will be opened by the Corporate Secretary who will determine whether the communication should be presented to the Board. The purpose of this screening is to avoid providing the Board communications that are irrelevant or inappropriate (such as advertisements, solicitations and hostile communications). Following this review, if appropriate, the Corporate Secretary will distribute the communication to the Board, the non-management directors, an individual director or committee of directors, as appropriate.

Director Attendance at Annual Meeting

        Although we do not have a formal policy with respect to directors' attendance at our annual meeting of the stockholders, all directors are encouraged to attend the annual meeting of stockholders. Six people who were directors of the Company as of such date attended our last annual meeting.

Director Compensation

        Our Board has approved a compensation program for non-employee directors designed to attract, retain and reward its qualified directors and align the financial interests of the non-employee directors with those of our stockholders. The Compensation Committee reviews pay levels for non-employee directors on an annual basis with assistance from Compensia, the independent compensation consultant retained by the Company. Compensia conducts a comprehensive annual review and assessment of our director compensation program, including a comparative review of our current director compensation against the same peer group used for executive compensation purposes, which is identified below under the section "Process for Setting Compensation—Compensation Peer Group". The Compensation Committee then, based in part upon Compensia's report, provides a recommendation to the full Board with respect to our director compensation program. The full Board approves any updates to the non-employee director compensation program.

        Pursuant to this compensation program, non-employee directors are paid an annual retainer fee and granted equity awards for their service on the Board. Committee chairs are each paid additional retainer fees and granted additional equity awards for service in these capacities. Members of the Audit Committee are granted an additional equity award for service in this capacity. Upon initial appointment to our Board, each non-employee director is granted restricted stock units and options, each with a grant date fair value of $25,000. These awards vest on the first, second and third anniversaries of the applicable vesting commencement date, which typically coincides with the grant date. We reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees thereof.

        Christopher J. Paucek, our Chief Executive Officer, is also a director, but does not receive any additional compensation for his service as a director.

        In 2018, consistent with the recommendation of the Compensation Committee, the Board determined not to make any changes to our non-employee director compensation programs. During 2018, our non-employee directors were entitled to receive the following annual compensation for their service on the Board:

Position	Cash or Equity Retainer ($)(1)	Equity Grants ($)(2)
Board Chair	5,000	15,000
Board Member	25,000	110,000	(3)
Audit Committee Chair	5,000	15,000
Compensation Committee Chair	5,000	5,000
Nominating and Corporate Governance Committee Chair	5,000	5,000
Non-Chair Audit Committee Members	—	5,000

(1)
In 2018, our non-employee directors elected to receive their quarterly cash retainers of $6,250 in the form of a restricted stock unit award. Each director who served as Chair of our Board or Chair of our Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee elected to receive the additional quarterly cash retainer of $1,250 in the form of a restricted stock unit award. These restricted stock unit awards vested in a single installment on April 1, 2019.

(2)
In 2018, our non-employee directors received annual grants of restricted stock units and options, each with a grant date value of $55,000. These annual equity awards vest on the first, second and third anniversaries of the April 1, 2018 vesting commencement date. The Chair of our Board and the Chair of our Audit Committee received an additional grant of restricted stock units with a grant date value of $15,000, which vests on the first anniversary of the April 1, 2018 vesting commencement date. Each director who served as a member of our Audit Committee (other than the Chair) or Chair of our Compensation Committee or Nominating and Corporate Governance Committee received an additional grant of restricted stock units with a grant date value of $5,000, which vests on the first anniversary of the April 1, 2018 vesting commencement date.

(3)
In April 2019, upon the recommendation of the Compensation Committee and based on review of the annual review and assessment of our director compensation program provided by Compensia, our Board approved increasing the annual grant of restricted stock units and options for our non-employee directors to $200,000 in total. For the compensation year starting on April 1, 2019, our non-employee directors will receive annual grants of restricted stock units and options, each with a grant date value of $100,000.

2018 Director Compensation

        The following table provides information about the compensation earned for service on our Board by each of our non-employee directors during 2018. Mr. Chernis, our Chief Operating Officer, also served on our Board until May 2018. Amounts paid to him for his service as a director for 2018 are set forth in the 2018 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)		Total ($)
Timothy M. Haley	30,000	59,944		55,016		144,960
Valerie B. Jarrett	25,000	99,880	(5)	93,736	(5)	218,616
Sallie L. Krawcheck	25,000	54,981		55,016		134,997
John M. Larson	30,000	59,944		55,016		144,960
Earl Lewis	25,000	59,944		55,016		139,960
Edward S. Macias	25,000	54,981		55,016		134,997
Paul A. Maeder	30,000	69,948		55,016		154,964
Alexis Maybank	—(3)	—(4)		—(4)		—
Gregory K. Peters	25,000	84,914	(6)	80,000	(6)	189,914
Coretha M. Rushing	25,000	54,981		55,016		134,997
Robert M. Stavis	30,000	69,948		55,016		154,964

(1)
In 2018, all non-employee directors elected to receive their cash retainers in the form of a restricted stock unit award. Each director received 317 restricted stock units, in lieu of the $25,000 cash retainer for service as a Board member, representing a grant date fair value of $24,970. Messrs. Haley, Larson, Maeder and Stavis received an additional 63 restricted stock units, in lieu of the $5,000 cash retainer for service as Chair of our Board or Chair of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as applicable, having a grant date fair value of $4,963. All of such restricted stock units vest in a single installment on April 1, 2019.

(2)
The amounts in these columns reflect the grant date fair value for option awards and stock awards, as applicable, in accordance with ASC Topic 718. The fair value of each option award is estimated using the Black-Scholes option pricing model. The fair value of each stock award is measured based on the closing price of our common stock on the date of grant. For more information on the assumptions we used to calculate the grant date fair values for options awards, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 26, 2019.

(3)
Ms. Maybank joined our Board on December 4, 2018 and elected to receive her cash retainer for our compensation year ended March 31, 2019 in restricted stock units. She was granted 125 restricted stock units in January 2019, having a grant date fair value of $6,205, which reflects her service from January 1, 2019 through March 31, 2019. These restricted stock units vest in a single installment on January 1, 2020. In accordance with our director compensation policies, Ms. Maybank did not receive compensation for service on our Board during calendar year 2018.

(4)
In January 2019, Ms. Maybank received a one-time grant of restricted stock units and options, with grant date fair values of $24,969 and $24,982, respectively, in connection with joining the Board. These awards vest on the first, second and third anniversaries of the January 1, 2019 vesting commencement date. In January 2019, Ms. Maybank also received a pro-rated portion of her annual grant of restricted stock units and options for our compensation year ended March 31, 2019, with grant date fair values of $13,701 and $13,733, respectively, which reflects her partial year of service from January 1, 2019 through March 31, 2019. These annual equity awards vest on the first, second and third anniversaries of the January 1, 2019 vesting commencement date. In accordance with our director compensation policies, Ms. Maybank did not receive any compensation for service on our Board during calendar year 2018.

(5)
In January 2018, Ms. Jarrett received a one-time grant of restricted stock units and options, with grant date fair values of $24,965 and $24,982, respectively, in connection with joining the Board. These awards vest on the first, second and third anniversary of the January 1, 2018 vesting commencement date.

(6)
In April 2018, Mr. Peters received a one-time grant of restricted stock units and options, with grant date fair values of $24,970 and $24,984, respectively, in connection with joining the Board. These awards vest on the first, second and third anniversaries of the April 1, 2018 vesting commencement date.

        The following table provides information about outstanding stock awards and stock options held by each of our non-employee directors as of December 31, 2018. Prior to 2014, the stock options were granted under our 2008 Stock Incentive Plan (the "2008 Plan") and, since 2014, have been granted under our Amended and Restated 2014 Equity Incentive Plan (the "2014 Plan").

Name	Stock Awards	Option Awards
Timothy M. Haley	2,860	9,058
Valerie B. Jarrett	1,711	2,809
Sallie L. Krawcheck	2,734	38,408
John M. Larson	2,860	20,797
Earl Lewis	2,797	38,408
Edward S. Macias	2,734	15,532
Paul A. Maeder	2,987	20,797
Alexis Maybank	—	—
Gregory K. Peters	1,395	2,187
Coretha M. Rushing	2,687	9,095
Robert M. Stavis	2,987	20,797

No Material Proceedings

        There are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or of beneficially more than five percent of our stock (or their associates), is a party adverse to the Company or its subsidiaries or in which any of our directors, executive officers or affiliates, or any owner of record or of beneficially more than five percent of our stock (or their associates), has a material interest adverse to the Company or its subsidiaries.

 MANAGEMENT

Executive Officers

        The following table sets forth information concerning our current executive officers, including their ages as of April 30, 2019:

Name	Age	Position
Executive Officers:
Christopher J. Paucek	48	Chief Executive Officer and Director
Catherine A. Graham	58	Chief Financial Officer
Mark J. Chernis	52	Chief Operating Officer
Harsha Mokkarala	39	Chief Revenue Officer
James Kenigsberg	43	Chief Technology Officer
Matthew J. Norden	37	Co-General Counsel
John B. Ellis	51	Chief Accounting Officer

Current Executive Officer Biographies

  Christopher J. Paucek.

        See biography of Christopher J. Paucek in "Class I—Directors with Terms Expiring at the 2021 Annual Meeting of Stockholders" above.

  Catherine A. Graham.

        Ms. Graham has served as our Chief Financial Officer since April 2012. Prior to that, she served as Chief Financial Officer for Online Resources Corporation, a financial technology company, from 2002 to April 2012. Prior to that, she served as Chief Financial Officer for VIA NET.WORKS, Inc., an Internet services and web hosting provider, from 1998 to 2002. Previously, she served in senior financial positions with Yurie Systems, a telecommunications equipment manufacturer, and other public companies, as well as with several commercial banks. Ms. Graham holds a B.A. from the University of Maryland and an M.B.A. from Loyola University Maryland.

  Mark J. Chernis.

        Mr. Chernis has served as our Chief Operating Officer since May 2018. Prior to that, he served on our Board since January 2009, including as Audit Committee chair from July 2016 to April 2018. From 2011 until May 2018, Mr. Chernis served in various senior roles at Pearson, including as the Senior Vice President of Strategic Partnerships and Investments from January 2014 to 2018 and President & Chief Operating Officer of the K-12 Technology Division from June 2011 to January 2014. Previously, Mr. Chernis was the President and Chief Operating Officer of SchoolNet from March 2008 until its acquisition by Pearson in 2011. From 1984 to 2007, Mr. Chernis held various positions at The Princeton Review, most recently serving as its President from 1995 to November 2007. Mr. Chernis also currently serves on the boards of several private companies. Mr. Chernis holds a B.A. from Vassar College.

  Harsha Mokkarala.

        Mr. Mokkarala was appointed as our Chief Revenue Officer in April 2018. From April 2016 until his appointment as Chief Revenue Officer, he served as our Chief Marketing Officer. Mr. Mokkarala joined the Company in September 2013 to lead our data driven marketing function. From 2004 to 2013, Mr. Mokkarala held various roles at Capital One in digital marketing and ultimately managed all facets of online marketing for Capital One's credit card acquisitions group. Mr. Mokkarala has over nine years of experience in data driven online marketing. He holds an M.S. in Computer Engineering from the University of Wisconsin, Madison.

  James Kenigsberg.

        Mr. Kenigsberg has served as our Chief Technology Officer since July 2010 and previously as Chief Information Officer from September 2008 to June 2010. From 2000 to 2008, Mr. Kenigsberg held various leadership positions at The Princeton Review, including from 2004 to 2008 as Vice President of application development and product development. Prior to that, he served as technical project manager at Ogilvy & Mathers in 2000 and as project engineer at Thomson Reuters from 1998 to 2000. Mr. Kenigsberg attended Hunter College.

  Matthew J. Norden.

        Mr. Norden has served as our Co-General Counsel since August 2017 and previously served as Deputy General Counsel from November 2014 to August 2017 and as Associate General Counsel from September 2013 to November 2014. From June 2010 to September 2013, Mr. Norden served as Vice President and General Counsel of TOMS Shoes. Prior to that, he was an associate at the law firm Skadden, Arps, Slate, Meagher and Flom, LLP. He holds a B.A. in Psychology from The George Washington University and a J.D. from Georgetown University Law Center.

  John B. Ellis.

        Mr. Ellis has served as our Chief Accounting Officer since May 2018. Prior to that, he served in various roles at Newell Brands, a global consumer products company, including as Vice President Finance, Transformation from February 2017 to December 2017, Vice President Treasurer & Finance Operations from December 2014 to February 2017, Vice President, Corporate Controller & Chief Accounting Officer from December 2007 to December 2014 and Vice President, Mergers and Acquisitions from June 2003 to December 2007. Mr. Ellis started his career at Ernst & Young where during his ten years at the firm, he served in various accounting advisory and assurance roles. He is a CPA and holds a B.B.A. in Accounting from Loyola University Maryland and an M.B.A. from Johns Hopkins University.

CORPORATE GOVERNANCE

        We are committed to conducting our business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. We want to be a company of integrity and to be perceived as such by everyone who comes in contact with us. To that end, the Board has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the Nasdaq listing standards and by SEC rules and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes and practices followed by the Board, executive officers and employees in governing the Company, and serve as a flexible framework for sound corporate governance.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

        We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors, in accordance with Nasdaq listing standards and applicable SEC rules. The Code of Conduct is available on our website at http://investor.2u.com. The Nominating and Corporate Governance Committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed in accordance with Nasdaq listing standards and applicable SEC rules. We intend to satisfy the disclosure requirements under the Exchange Act regarding an amendment to or waiver from a provision of the Code of Conduct by posting such information on our website.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines that address the composition of the Board, criteria for Board membership and other Board governance matters. Our Corporate Governance Guidelines are available on our website at http://investor.2u.com.

Anti-Hedging and Anti-Pledging Policies

        Our insider trading policy provides that no one subject to the policy may engage in short sales, puts, calls or other derivative transactions involving our securities. It further provides that no one subject to the policy may engage in hedging or monetization transactions involving our securities, pledge our securities as collateral for a loan, or hold our securities in a margin account.

Whistleblower Procedures

        In accordance with the Sarbanes-Oxley Act, we have established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission of concerns regarding such matters. If an individual has a concern regarding questionable accounting, internal accounting controls or auditing maters or the reporting of fraudulent financial information, such individual may report his or her concern by sending a letter (which may be anonymous at the discretion of the reporting person) to us at our principal executive offices to the attention of the Compliance Officer (as defined in our Whistleblower Policy) or Chair of the Audit Committee. Individual employees may also report their concerns by telephone, email or online (which may be anonymous at the discretion of the reporting person) by using our ethics reporting system. The Audit Committee will be promptly notified of all complaints received that relate to accounting, internal accounting controls, or auditing matters.

PROPOSAL TWO—
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee appointed KPMG LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2019. As a matter of good corporate governance, the Company's stockholders will be requested to ratify the Audit Committee's selection at the Meeting. KPMG LLP has audited the Company's consolidated financial statements since 2011.

        Although there is no requirement that KPMG LLP's appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of KPMG LLP. The Audit Committee may terminate the appointment of KPMG LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

        KPMG LLP has affirmed that they are not aware of any relationships between KPMG LLP and the Company that may reasonably be thought to bear on their independence.

        A representative of KPMG LLP is expected to be present at the Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions at the Meeting.

 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE RATIFICATION OF
THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM.

Pre-Approval of Audit and Permissible Non-Audit Services

        The Audit Committee of our Board is responsible for the appointment, oversight and evaluation of our independent registered public accounting firm. The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of the Company's independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. Pursuant to its charter, the Audit Committee reviews and, in its sole discretion, approves in advance our independent registered public accounting firm's annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent registered public accounting firm (which approval should be made after receiving input from the Company's management, if desired). All fees for fiscal 2018 were pre-approved by the Audit Committee.

        With respect to the audit for the years ended December 31, 2018 and 2017, the Audit Committee approved the audit services performed by KPMG LLP, as well as certain categories and types of tax and permitted non-audit services.

Independent Registered Public Accounting Firm Fees

        Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2018 and December 31, 2017, were:

Type of Fee	2018	2017
Audit Fees(1)	$1,875,633	$1,973,414
Audit-Related Fees(2)	—	304,793
Tax Fees(3)	20,000	58,262
All Other Fees(4)	1,780	1,780

Total Fees	$1,897,413	$2,338,249

(1)
Audit fees consisted of work performed in connection with the audit of our consolidated financial statements included in our registration statements on Form S-3 and Forms S-8, our Annual Reports on Form 10-K, the reviews of the unaudited quarterly financial statements included in our Quarterly Reports on Form 10-Q and the audit of the GetSmarter consolidated financial statements and the reviews of the unaudited pro forma financial information of the Company giving effect to the acquisition of GetSmarter included in our Form 8-K/A.

(2)
Audit-related fees consisted of services related to transaction advisory services.

(3)
Tax fees consisted of services related to tax planning and advisory services, tax consultations and tax compliance services.

(4)
All other fees consisted of products and services related to an online accounting research tool.

 AUDIT COMMITTEE REPORT*

        The Board has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of 2U. The Audit Committee's purpose is to assist the Board in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of 2U, the audits of 2U's consolidated financial statements and the qualifications, selection and performance of the Company's independent registered public accounting firm.

        The Audit Committee reviews our financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements, and for the public reporting process. KPMG LLP, 2U's independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on our internal control over financial reporting.

        With respect to the fiscal year ended December 31, 2018, the Audit Committee, among other things: oversaw the integrity of the Company's financial statements and financial reporting processes, oversaw compliance with legal and regulatory requirements, reviewed the external auditors' qualifications and independence (including auditor rotation), and evaluated the external auditors' performance.

        The Audit Committee has reviewed and discussed with management and KPMG LLP the audited consolidated financial statements for the year ended December 31, 2018. The Audit Committee also discussed with KPMG LLP all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from KPMG LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and the Audit Committee has had discussions with KPMG LLP regarding its independence from the Company and its management.

        Based on the reviews and discussions described above, the Audit Committee recommended to our Board, and the Board approved, inclusion of the audited consolidated financial statements for the fiscal year ended December 31, 2018 in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. The Audit Committee and the Board have selected KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2019.

Submitted by the Audit Committee
Robert M. Stavis (Chair) Earl Lewis Alexis Maybank Gregory K. Peters

*
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of 2U under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that 2U specifically incorporates the Audit Committee Report by reference therein.

 PROPOSAL THREE—ADVISORY VOTE TO APPROVE THE COMPANY'S
EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require a separate, nonbinding "say-on-pay" stockholder vote to approve the compensation of Named Executive Officers. The Board currently intends to hold this vote annually, and the next such vote is expected to occur at the 2020 annual meeting of stockholders. The compensation paid to our Named Executive Officers and the Company's overall executive compensation policies and procedures are described in the "Compensation Discussion and Analysis" and the tabular disclosure (together with the accompanying narrative disclosure) in this Proxy Statement.

        This proposal gives you, as a stockholder, the opportunity to endorse or not endorse the compensation paid to the Company's Named Executive Officers through the following resolution:

        "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement."

        Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and procedures and in connection with its future executive compensation determinations.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal year 2018 for:

  •
  Christopher J. Paucek, our Chief Executive Officer and Director;

  •
  Catherine A. Graham, our Chief Financial Officer;

  •
  Mark J. Chernis, our Chief Operating Officer;

  •
  Harsha Mokkarala, our Chief Revenue Officer; and

  •
  James Kenigsberg, our Chief Technology Officer.

        We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our Named Executive Officers. The compensation provided to our Named Executive Officers for fiscal year 2018 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This section also discusses our executive compensation philosophy, objectives and design; how and why the Compensation Committee of our Board arrived at the specific compensation policies and decisions involving our Named Executive Officers, during fiscal year 2018; the role of Compensia, our outside compensation consultant; and the peer group used in evaluating executive officer compensation.

        This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt may differ materially from currently anticipated plans and arrangements as summarized in this Compensation Discussion and Analysis.

Executive Summary

2018 Financial and Business Highlights

        We are a leading education technology company that well-recognized nonprofit colleges and universities trust to bring them into the digital age. With our platform, students can pursue their education anytime, anywhere, without quitting their jobs or moving; and our university clients can improve educational outcomes, skills attainment and career prospects for a greater number of students.

        During 2018, we continued to execute on our strategy to add graduate programs and short courses with new and existing university clients and to increase student enrollments and graduations across our entire portfolio of offerings. Our Named Executive Officers and other members of our executive management team led the Company to achieve the following operational and financial milestones:

  •
  We increased our revenue from $286.8 million in 2017 to $411.8 million in 2018.

  •
  We grew full course equivalent enrollments in our university clients' graduate programs from 98,904 in 2017 to 127,678 in 2018.

  •
  We launched 14 new graduate programs and 17 new short courses with university clients.

  •
  We completed a public offering of common stock in May 2018 in which we sold 3,833,334 shares and received net proceeds of $330.9 million.

Executive Compensation Highlights

        Consistent with our general compensation philosophy, we strive to provide a compensation package to each executive officer, including our Named Executive Officers, that is competitive, rewards achievement of our business objectives, drives the development of a successful and growing business, and aligns the interests of our Named Executive Officers with our stockholders through equity ownership in the Company. Our 2018 compensation actions and decisions reflect our financial results and business performance and our Named Executive Officers' accomplishments that helped achieve these results and performance.

        The Compensation Committee took the following actions with regard to its review and analysis of 2018 compensation for our Named Executive Officers:

  •
  Reviewed, assessed and updated the prior peer group of comparable public companies, selected with the assistance of Compensia, our independent compensation consultant, to inform our decision-making process and assist in ensuring that our executive compensation program is positioned to be competitive and aligned with our business objectives at the current stage of the Company's growth;

  •
  As a result of its overall review, including comparisons against our peer group, increased the base salary for all of our Named Executive Officers; and

  •
  Approved equity awards to our Named Executive Officers, at levels consistent with our philosophy of more heavily weighting equity ownership, to address our retention objectives, reward individual performance and align the long-term interests of Named Executive Officers with those of our stockholders.

        We endeavor to maintain good governance standards in our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program annually to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2018:

  •
  Independent Compensation Committee.  The Compensation Committee consists solely of independent directors and has primary responsibility for making executive compensation decisions.

  •
  Annual Executive Compensation Review.  The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group.

  •
  No "Single Trigger" Change in Control Payments for Executive Officers.  We do not provide change in control payments to our Named Executive Officers. Further, equity awards granted to our Named Executive Officers since 2014 provide for vesting acceleration of unvested awards only on a "double trigger" basis—that is, each Named Executive Officer is entitled to receive vesting acceleration of a portion or all of their unvested awards in connection with a change in control of the Company only if the employment of such Named Executive Officer terminates without cause or for good reason on or within 12 months after the change in control.

  •
  Compensation At-Risk.  Our executive compensation program is designed so that a significant portion of total compensation is "at-risk," including performance-based annual bonuses, which are based largely on corporate performance, and equity-based long-term incentives to align the interests of our Named Executive Officers and stockholders. Equity awards granted to our Named Executive Officers typically vest or are earned over four-year periods, consistent with current market practice and our retention objectives.

  •
  Restrictions on Transactions in Our Securities.  Our insider trading policy prohibits our employees, including our Named Executive Officers, from conducting, among other things, short sales, hedging of stock ownership positions and transactions in derivative securities relating to our capital stock.

  •
  Minimal Perquisites and Special Benefits.  Our Named Executives Officers are eligible to participate in broad-based Company-sponsored retirement, health and welfare benefit programs on the same basis as our other full-time, salaried employees. In general, we do not provide any perquisites or other personal benefits to our Named Executive Officers.

Executive Compensation Philosophy, Objectives and Design

        We operate in a highly fragmented, rapidly evolving and competitive market, and we believe that our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize and retain skilled teams in technology, content development, marketing and other business areas. The market for skilled personnel in the technology industry is highly competitive. Further, because of the significant nature of each new university client relationship, our senior management team is heavily involved in the identification and sales process for each university client, and their expertise is critical in navigating the complex approval processes of large nonprofit colleges and universities. Our compensation program is designed to attract and retain talented individuals who possess the skills necessary to create long-term value for our stockholders, grow our business while maintaining our dedicated focus on quality, and assist in the achievement of our strategic goals.

        The key elements of our total compensation philosophy include the following:

        Company Ownership.    We believe that equity ownership by employees, including our Named Executive Officers, is a critical retention tool and emphasizes long-term results and aligns the interests of our employees, Named Executive Officers and stockholders.

        Focus on Results.    Our executive compensation program is weighted towards at-risk, performance-based compensation. A significant portion of our Named Executive Officers' compensation is at-risk and dependent upon our performance.

        Fair, Flexible and Results-Oriented.    We design our compensation structure to reward results and to drive excellence and consistency across the Company, while recognizing inherent differences between functions. Our annual incentive bonus plan provides that employees who focus on a particular university client graduate program would have their bonus payout weighted more heavily toward the performance of the applicable graduate program and corporate employees would have their bonus payout weighted more heavily toward overall corporate performance.

        Our executive compensation program is designed to reflect our compensation philosophy and currently consists of three components: base salary, annual cash bonus opportunity and long-term incentive awards in the form of options to purchase shares of our common stock and restricted stock unit awards, or RSUs, settled in shares of common stock.

        Our executive compensation program has been heavily weighted towards granting long-term equity incentive awards. Our Compensation Committee believes that equity-based compensation helps to align our executives' interests with the long-term interests of our stockholders by driving achievement of our strategic and financial goals. Our Named Executive Officers typically receive 50% of their equity awards in the form of RSUs and 50% in the form of stock options. We believe that options, which we grant with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for recipients and align the interests of recipients and stockholders, since the options reward recipients, including our Named Executive Officers, only to the extent that our stock price appreciates on a sustained basis following their grant date. RSUs, while also providing an appropriate long-term incentive to recipients, due to their long-term vesting schedules, effectively manage dilution to existing investors and provide greater transparency and predictability to recipients in the value of their compensation.

        All eligible employees, including our Named Executive Officers, participate in the same annual performance-based bonus plan. For 2018, our Named Executive Officers were eligible to receive a target cash bonus under our annual performance-based bonus plan equal to a percentage of their base salary based on achievement of corporate financial goals.

        We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives, although we typically consider the compensation practices of companies in our peer group to set total compensation targets for our Named Executive Officers, and we may also consider unique skills sets, specialized industry knowledge and other factors in making those determinations. In early 2018, our Compensation Committee, with the assistance of Compensia, reviewed our executive compensation program, including base salaries, bonuses, equity awards, and benefit programs, to ensure that our compensation program promotes stockholder interests and provides appropriate rewards and incentives for our Named Executive Officers.

Consideration of "Say-on-Pay" Voting Results

        At the Company's 2018 annual meeting of the stockholders, the Company's advisory vote on say-on-pay garnered stockholder support of 85% of shares present or represented by proxy. The Compensation Committee reviewed stockholder and other stakeholder feedback along with the results of our stockholder "say-on-pay" vote from the 2018 annual meeting of the stockholders in making compensation decisions during 2018. Based on this feedback and the 85% say-on-pay approval by stockholders at the 2018 annual meeting of the stockholders, the Compensation Committee believes that stockholders support our compensation policies and practices. Therefore, the Compensation Committee continued to apply similar principles in determining 2018 compensation actions.

Process for Setting Compensation

Role of Compensation Committee

        The Compensation Committee is primarily responsible for establishing, approving and adjusting compensation arrangements for our Named Executive Officers, including our Chief Executive Officer, and for reviewing and approving corporate goals and objectives relevant to these compensation arrangements, evaluating executive performance and considering factors related to the performance of the Company, including accomplishment of our long-term business and financial goals. The Compensation Committee reviews the compensation of our executive officers, including our Named Executive Officers, on an annual basis, or more frequently in certain situations, to ensure the executives are properly incentivized, and makes adjustments as necessary. In determining base salaries, bonus targets and equity incentive awards for our Named Executive Officers, our Compensation Committee considers their historical compensation levels, compensation for comparable positions in the market, individual performance as compared to our expectations and objectives, and our desire to drive short- and long-term results that are in the best interests of our stockholders. As part of this review, the Compensation Committee is provided with relevant information, such as the competitive market data described further below, to use as a reference when setting each individual compensation element and target total direct compensation levels.

Role of Management

        In carrying out its responsibilities, our Compensation Committee works with members of our management, including our Chief Executive Officer, Chief Financial Officer, Chief People Officer and other human resources, finance, and legal professionals. Typically, our management assists the Compensation Committee by providing information on corporate and individual performance and management's perspective and recommendations on compensation matters. Our Chief Executive Officer, Chief Financial Officer, Chief People Officer and members of our legal department may attend meetings of the Compensation Committee to present information and answer questions. Our Chief Executive Officer may also make recommendations to the Compensation Committee regarding compensation for our Named Executive Officers, other than for himself because of his daily involvement with our Named Executive Officers. Our Compensation Committee solicits and reviews our Chief Executive Officer's recommendations as one of several factors in making compensation decisions, along with recommendations and market data obtained by our compensation consultant, and the Compensation Committee's own independent judgment. No Named Executive Officer participates directly in the final deliberations or determinations regarding his or her own compensation package.

Role of Compensation Consultant

        The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with oversight of our executive compensation program. In 2018, the Compensation Committee retained Compensia to advise on our executive compensation programs and practices and our executive compensation decisions for 2018 given its expertise in the technology industry and its knowledge of our peer companies. During late 2017 and early 2018, Compensia provided the following services as requested by the Compensation Committee:

  •
  evaluated the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals relative to market norms;

  •
  reviewed and assessed our peer group of companies to understand competitive market compensation practices;

  •
  reviewed and assessed our current Named Executive Officer compensation practices and equity profile relative to our peers; and

  •
  reviewed and assessed whether our Board of Directors' compensation policy is appropriate for a publicly traded company.

        In mid-2018, the Compensation Committee again engaged Compensia to assist with our compensation planning for 2019, including providing data for our overall equity and incentive plan targets and total cash compensation for our Named Executive Officers.

        During 2018, Compensia did not perform work for the Company other than the services detailed above, and for the purposes of assisting with our compensation planning for 2019. The Compensation Committee has assessed each of the independence factors established by the SEC and Nasdaq and has concluded that the engagement of Compensia does not raise any conflict of interest with the Company or any of its directors or executive officers. Compensia attends certain Compensation Committee meetings and preparatory meetings with certain executive officers, as requested by the Compensation Committee or management.

Compensation Peer Group

        In March 2018, our Compensation Committee approved the use of the following peer group of companies that operate in the cloud-based SaaS or adjacent Internet software and services markets, with similar revenues, revenue growth, business stage and market capitalization, to inform its decisions related to 2018 executive compensation.

AppFolio	Instructure	Paycom Software
Coupa Software	LogMeIn	Paylocity Holding
Ellie Mae	MINDBODY	Q2 Holdings
GrubHub	MuleSoft	RingCentral
Guidewire Software	New Relic	Twilio
HubSpot	Okta	Zendesk

        This compensation peer group differed from our compensation peer group approved by the Compensation Committee in 2017 as the following companies were removed because they were acquired or no longer deemed comparable in terms of size or growth measures (based on our 2017 results): Financial Engines, Cornerstone OnDemand, Alarm.com Holdings, 8x8, Benefitfocus, LivePerson, SPS Commerce, and ChannelAdvisor, GrubHub, Guidewire Software, RingCentral, Paycom Software, MuleSoft, Okta and Instructure were added to the 2018 peer group because they fell within the parameters identified by the Compensation Committee for our peer group. We believe that peer group comparisons are useful guidelines to measure the competitiveness of our compensation practices. However, the Compensation Committee has not adopted any formal benchmarking guidelines and maintains discretion to set levels of executive compensation above or below peer levels based upon distinguishing factors such as our internal pay equity and compensation budget, individual performance and contribution to the Company, an executive's level of experience and responsibilities, and comparability of roles within other peer companies.

Elements of Compensation

        The compensation program for our Named Executive Officers consists of:

  •
  base salary;

  •
  performance-based cash bonus;

  •
  long-term equity compensation; and

  •
  employee benefits.

        Each Named Executive Officer's compensation has been designed to provide a combination of compensation that is tied to achievement of our short- and long-term objectives. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we expect to review our executive compensation program annually.

Base Salaries

        We provide base salaries to our Named Executive Officers and other employees to compensate them for services rendered day-to-day during the year and provide a level of stable fixed compensation. Each Named Executive Officer's initial base salary was established as the result of an arm's-length negotiation with the individual at the time of hiring, and is reviewed annually, as well as at the time of a promotion or other change in responsibilities. We generally do not apply specific formulas to determine changes in base salary. Rather, our Compensation Committee oversees the review of base salaries of our Named Executive Officers on an annual basis following the completion of the fiscal year and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a Named Executive Officer's responsibilities, experience and performance, prior salary level, position (in the case of a promotion), market conditions and overall Company performance and other factors set forth in "Process for Setting Compensation—Role of Compensation Committee".

        In March 2018, in connection with its review of our executive compensation program, our Compensation Committee approved adjustments to the base salaries of our Named Executive Officers, as set forth in the table below. Our Compensation Committee based its adjustments on various factors, including, peer group comparisons, distinguishing factors such as our internal pay equity and compensation budget, individual performance and contribution to the Company, level of experience and responsibilities, uniqueness of roles as compared to peer companies and the recommendation of the CEO (other than with respect to his own base salary). Mr. Mokkarala received a comparatively larger 2018 base salary increase than other Named Executive Officers based on Compensia's assessment of our current Named Executive Officer compensation practices relative to our peers for similar positions.

Named Executive Officer	2018 Base Salary ($)(1)	2017 Base Salary ($)(1)	Percentage Increase
Christopher J. Paucek	550,000	520,000	6%
Catherine A. Graham	390,000	375,000	4%
Mark J. Chernis(2)	425,000	—	—
Harsha Mokkarala	375,000	328,000	14%
James Kenigsberg	390,000	375,000	4%

(1)
Salary changes are effective as of April 1st of the applicable year. For purposes of our executive compensation program, our year runs from April 1st through March 31st. Therefore, 2018 and 2017 base salaries set forth in the Summary Compensation Table below are less than the amounts stated in these columns because our Named Executive Officers received their prior year base salaries from January 1st through March 31st of the applicable year.

(2)
Mr. Chernis commenced service as our Chief Operating Officer in May 2018.

Performance-Based Annual Bonuses

        We use performance-based annual cash bonuses (expressed as a percentage of base salary) to motivate our employees, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals.

Each Named Executive Officer's initial target bonus percentage was established as the result of an arm's length negotiation with the individual at the time of hiring, and is reviewed annually, as well as at the time of a promotion or other change in responsibilities. At the end of each year, our Board approves our operating plan for the next fiscal year, which includes corporate performance objectives. At the beginning of each year, the Compensation Committee uses these performance objectives to structure the annual cash bonus plan for the year.

  2018 Bonus Plan

        In January 2018, the Compensation Committee approved the 2018 Bonus Plan for our employees, including our Named Executive Officers, taking into consideration a competitive market analysis performed by Compensia, the recommendations of our Chief Executive Officer (except with respect to his own target annual cash bonus opportunity) and the other factors described above. The Compensation Committee determined to increase the target bonus percentage for Ms. Graham from 70% to 75% of her annual base salary, while the target bonus percentages for our other Named Executive Officers remained consistent with those that were in effect for 2017. In making this determination, the Compensation Committee considered the fact that although most of the Named Executive Officer's target bonus percentages were not increased, their total target bonus payouts would still increase as a result of higher eligible base compensation, which the Compensation Committee believed would maintain the competitiveness of our Named Executive Officers' target total cash compensation opportunities. Mr. Chernis' target bonus amount was established based on a report provided by Compensia on base salary, target bonus percentage and equity compensation for Chief Operating Officer roles at our peers. Under the 2018 Bonus Plan, the target annual cash bonus opportunities of the Named Executive Officers for 2018 were as follows:

Named Executive Officer	2018 Eligible Base Compensation ($)	Target Bonus Percentage	Target Bonus Payout ($)
Christopher J. Paucek	550,000	100%	550,000
Catherine A. Graham	390,000	75%	292,500
Mark J. Chernis	425,000	75%	318,750
Harsha Mokkarala	375,000	60%	225,000
James Kenigsberg	390,000	70%	273,000

        Payouts for our Named Executive Officers under our 2018 Bonus Plan were based on the achievement of the following three performance measures: graduate program segment revenue, graduate program segment profitability and number of new graduate programs signed in 2018 with university clients for 2019 launch, which is described in more detail below. Metrics related to the Company's short course segment were not included as performance measures in the 2018 Bonus Plan because at the time the 2018 Bonus Plan was approved the Company was still in the process of integrating the business.

        Graduate program segment revenue was given a weighting of 55%, graduate program segment profitability was given a weighting of 35% and the number of new graduate programs signed with university clients was given a weighting of 10%. The target level for our graduate program segment revenue and graduate program segment profitability measures were based on stretch goals over our 2018 corporate budget, as approved by the Board. These measures continue to be selected as performance measures under our annual bonus plan because the Compensation Committee believes they support our objective of achieving growth. The number of new graduate programs signed with university clients was again selected as a performance measure for 2018 to focus our executives on supporting our objective of enhancing our new graduate program pipeline. The threshold achievement level for new graduate programs signed in 2018 for 2019 launch was set at thirteen programs. Threshold achievement levels for each metric were set at levels necessary to provide a competitive overall compensation package and to motivate employees to achieve aggressive growth targets. In addition, for the graduate program segment revenue and graduate program segment profitability measures, the incremental increase in performance needed to achieve payouts over 100% was set at a multiple of the incremental decrease in performance that would result in a payout of under 100%. We believe these performance measures align our Named Executive Officer incentives opportunities with stockholder interests through the creation of sustainable long-term value.

        Payment of any portion of the bonus opportunity for fiscal year 2018 related to the corporate performance measures described above was contingent on our achievement of a minimum threshold percentage of the target level for such measure, and the payment level was capped at our achievement of a maximum percentage of the target level. The achievement levels for each performance measure necessary to receive the minimum, maximum or 100% bonus payout and the corresponding payout percentages were as follows (and performance between any of the following levels is interpolated on a straight-line basis):

	Graduate Segment Revenue		Graduate Segment Profitability		New Graduate Programs
	Achievement Percentage	Payout Percentage	Achievement Percentage	Payout Percentage	Achievement Percentage	Payout Percentage
Threshold	98%	50%	55%	50%	<100%	0%
Target	100%	100%	100%	100%	100%	100%
Maximum	>103%	120%	>136%	120%	—	—

        Graduate program segment profitability is calculated as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization expense, foreign currency gains or losses, acquisition-related gains or losses and stock-based compensation expense. In general, we consider our corporate performance targets for fiscal year 2018 to have been challenging but achievable. For fiscal year 2018, graduate program segment revenue was $348.4 million, graduate program segment profitability was $16.8 million, and we signed fifteen new graduate programs for 2019 launch, which corresponded to bonus payout percentages of 55%, 85% and 100%, for each measure respectively, under the 2018 Bonus Plan. In March 2019, the Board determined that we had achieved the graduate program segment revenue, graduate program segment profitability and new graduate program goals at an overall weighted level of 70%, and therefore, the Compensation Committee approved the following payouts under the 2018 Bonus Plan to our Named Executive Officers:

Named Executive Officer	Bonus Payout ($)(1)
Christopher J. Paucek	378,875
Catherine A. Graham	199,125
Mark J. Chernis	223,125
Harsha Mokkarala	151,743
James Kenigsberg	188,956

(1)
For purposes of our executive compensation program, our year runs from April 1st through March 31st, and payouts under our 2018 Bonus Plan were calculated on a weighted average basis using the applicable 2017 target bonus percentage for base compensation earned from January 1, 2018 through March 31, 2018, and the applicable 2018 target bonus percentage for base compensation earned during the remainder of 2018.

        These bonus amounts for the Named Executive Officers' performance during 2018 are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for 2018.

Long-Term Incentive Compensation

        We use long-term incentive compensation in the form of equity awards to align the interests of our employees, including the Named Executive Officers, with the interest of our stockholders. We believe that if our employees own shares of our common stock in amounts that are significant to them, they will have a strong incentive to act to maximize long-term stockholder value. For 2018, we relied on options to purchase shares of our common stock and RSUs as the principal vehicles for delivering long-term incentive compensation opportunities to our Named Executive Officers. We believe that options, which we grant with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for recipients and align the interests of recipients and stockholders, since the options reward recipients only to the extent that our stock price appreciates on a sustained basis following their grant date. RSUs, while also providing an appropriate long-term incentive to recipients, due to their long-term vesting schedules, effectively manage dilution to existing investors and provide greater transparency and predictability to recipients in the value of their compensation.

        In determining the size of the equity awards granted to our Named Executive Officers, the Compensation Committee takes into consideration the recommendations of our Chief Executive Officer (except with respect to his own equity award), the existing equity holdings of each Named Executive Officer (including the current economic value of his or her unvested equity awards), and the other factors described above. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value. The Compensation Committee also applies its subjective judgment to determine the appropriate size of each Named Executive Officer's equity award.

        We typically grant equity awards at the start of employment and upon promotion to each equity-eligible employee, including our Named Executive Officers, at a pre-established dollar value for each type of award based on a participant's position. The exact number of stock options granted to each participant is calculated by dividing the appropriate dollar value by the Black-Scholes value of an option to purchase a share of our common stock on the grant date. The exact number of restricted stock units granted to each participant is calculated by dividing the appropriate dollar value by the value of a share of our common stock on the grant date.

        The Compensation Committee approves individual equity awards for new hires and promoted employees on a quarterly basis, and the grant dates of each award are typically the first business day of the quarter after the Compensation Committee has approved the grants. We typically set the exercise prices for stock options at the fair market value of a share of our common stock on the date of grant. Our time-vested stock option grants to our Named Executive Officers typically vest as follows: 25% on the first anniversary of the date of grant or, if earlier, the vesting commencement date, and 1/36th per month thereafter, until fully vested at the end of four years. These stock option grants generally have a term of 10 years from the grant date. Our restricted stock unit awards typically vest in equal annual installments over a four-year period.

  Annual Equity Awards

        Effective April 2018, the Compensation Committee granted equity awards to certain of our employees, including our Named Executive Officers, in the form of options to purchase shares of our common stock and restricted stock units.

        In determining the amount of each Named Executive Officer's equity award, the Compensation Committee took into consideration the factors described above, including peer group comparisons and the recommendations of our Chief Executive Officer (except with respect to his own equity award).

        The annual equity awards granted to the Named Executive Officers in 2018 were as follows:

Named Executive Officer	Stock Options Granted (number of shares) (#)	Stock Options Granted (grant date fair value) ($)	RSUs Granted (number of shares) (#)	RSUs Granted (grant date fair value) ($)
Christopher J. Paucek	70,399	2,749,963	32,726	2,749,966
Catherine A. Graham	37,119	1,449,962	17,255	1,449,938
Mark J. Chernis(1)	39,189	1,674,964	18,277	1,674,904
Harsha Mokkarala	19,199	749,962	8,925	749,968
James Kenigsberg	19,199	749,962	8,925	749,968

(1)
Mr. Chernis commenced service as our Chief Operating Officer in May 2018, and his equity awards were granted on May 22, 2018 in connection with his commencement of employment with the Company.

Special CEO Equity Grant in Fiscal 2018

        In addition to the annual equity award to Mr. Paucek described above, in March 2018, our Compensation Committee, with input from Compensia, also approved a one-time equity award to Mr. Paucek. This award had an aggregate grant date fair value of approximately $10.5 million and was comprised of options to purchase our common stock in an amount equal to 75% of the total value of the award, resulting in an award of 191,362 options, and RSUs in an amount equal to 25% of the total value of the award, resulting in an award of 31,238 RSUs. The option award will vest in equal monthly installments over a seven year period and the restricted stock unit award will vest in equal annual installments over a seven year period. This award was granted in the form of a long-term incentive in order to align the interests of Mr. Paucek, our most senior executive officer, with the interests of stockholders. In designing and approving this award, the Compensation Committee considered the following factors:

  •
  The strong performance of our CEO and the desire to reward our CEO for leadership that has resulted in strong overall growth for multiple consecutive years,

  •
  Mr. Paucek's current level of compensation relative to peer company CEO compensation,

  •
  Mr. Paucek's successful integration of GetSmarter following the acquisition,

  •
  The percentage of Mr. Paucek's total equity holdings that remained unvested, and

  •
  The necessity of providing an award that would be meaningful in size for retention purposes.

        The Compensation Committee determined that this one-time grant would be in the best interests of the Company's stockholders by providing Mr. Paucek an incentive that is significantly aligned with the interests of stockholders and would encourage his long-term commitment to the Company. The Compensation Committee does not expect the one-time equity award to be a recurring portion of Mr. Paucek's compensation

Other Compensation

        We offer a tuition reimbursement benefit for all of our employees, including our Named Executive Officers. Under this program, we offer our eligible employees a one-time reimbursement of the cost of tuition to complete a 2U-powered graduate program offered by our university clients', and we reimburse our eligible employees for the cost of one short course per rolling twelve month period. In addition, we pay 50% of the tuition for one spouse or dependent of each eligible employee to complete one of our university clients' eligible graduate programs.

        Our executive officers, including our Named Executive Officers, are eligible to participate in the same group insurance and employee benefit plans generally available to our other salaried employees in the U.S. These benefits include medical, dental, vision and disability benefits and other plans and programs made available to other eligible employees. The Company also has a 401(k) plan covering eligible employees, including our Named Executive Officers. All participants in the plan, including each Named Executive Officer, are eligible to make pre-tax contributions. The Company makes matching contributions to the 401(k) plan on behalf of our Named Executive Officers, consistent with those provided to all of our employees. We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Therefore, we generally do not provide perquisites or other personal benefits to our executive officers except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

Employment Arrangements

        Please see "—Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements" for information regarding the severance provisions for Mr. Paucek. Mr. Paucek is the only Named Executive Officer who is entitled to any post-termination cash payments.

Other Compensation Policies

Risk Assessment

        The Compensation Committee has reviewed the Company's compensation programs for employees, including Named Executive Officers, and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design of the Company's annual performance-based bonus plan and long-term equity incentives provide an effective and appropriate mix of incentives to help ensure that the Company's performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

Policy regarding 10b5-1 Plans for Directors and Executive Officers

        We typically encourage our executive officers and members of our Board to adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own, and our Insider Trading Policy expressly provides that such individuals may not trade in our equity securities during "blackout" periods.

Compensation Recovery Policy

        Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery, or clawback, policy covering our annual bonus plan once the SEC adopts final rules implementing the requirements of Section 954 of the Dodd Frank Wall Street Reform and Consumer Protection Act ("Dodd Frank").

CEO Pay Ratio Disclosure

        As required by Section 953(b) of Dodd Frank and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our "median employee" and the annual total compensation of Christopher J. Paucek, our Chief Executive Officer, during 2018. We consider the pay ratio specified to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

        For 2018, our last completed fiscal year:

  •
  The estimated median of the annual total compensation of all employees of the Company (excluding the CEO) was $62,222;

  •
  The annual total compensation of our CEO, as reported in the Summary Compensation Table on page 40 of this proxy statement was $16,923,643; and

  •
  The ratio of the annual total compensation of our CEO to the median employee's annual total compensation is 272:1. Note that this ratio includes the grant date fair value of a special one-time equity award of $10.5 million granted to our CEO in April 2018. The ratio of the annual total compensation of our CEO without this one-time equity award to the median employee's annual total compensation is 103:1, which better reflects Mr. Paucek's regularly recurring annual compensation and is expected to be more in-line with the estimated pay ratio in future years as we do not expect the special one-time equity award to be a recurring portion of Mr. Paucek's compensation.

        In 2018, we experienced a substantial increase in our headcount that we believe would significantly impact our pay ratio disclosure. Accordingly, we determined it was appropriate to re-calculate our median employee for 2018. To determine the median of the annual total compensation of all employees of the Company (other than the CEO), the methodology and the material assumptions, adjustments and estimates that we used were as follows:

  •
  We selected December 31, 2018 as the date upon which we would identify our employee population and median employee.

  •
  Using our tax and payroll records, we determined that, as of December 31, 2018, our employee population consisted of approximately 2,649 employees globally, including active full-time, part-time, seasonal and temporary employees.

  •
  As permitted by SEC rules, we determined to exclude all of our employees located in Hong Kong and the United Kingdom, which constituted approximately 0.5% of our total employee population.

  •
  We used taxable compensation, as determined in each applicable employing jurisdiction, during the 2018 fiscal year as a consistently applied compensation measure to identify our median employee. In making this determination, we annualized the compensation of all newly hired permanent employees during this period. For South African employees, we converted taxable compensation to U.S. dollars using the rand to dollar exchange rate in effect on December 31, 2018.

        Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the Summary Compensation Table on page 40 of this proxy statement.

        It should be noted that the SEC pay ratio disclosure rules allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION COMMITTEE REPORT*

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board, and the Board approved that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

John M. Larson (Chair)
Paul A. Maeder
Coretha M. Rushing

*
The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of 2U under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that 2U specifically incorporates the Compensation Committee Report by reference therein.

2018 Summary Compensation Table

        The following table sets forth summary information regarding compensation earned during the years ended December 31, 2018, 2017 and 2016 by our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Revenue Officer and Chief Technology Officer, whom we refer to as our Named Executive Officers. The following table includes all compensation earned by our Named Executive Officers for the respective periods, regardless of whether such amounts were actually paid during that period.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Christopher J. Paucek	2018	541,250	5,374,895	10,624,956	378,875	3,667	(3)	16,923,643
Chief Executive Officer	2017	514,167	1,199,993	1,199,991	471,748	3,600		3,389,499
	2016	479,583	999,996	999,991	500,535	18,874		2,998,979
Catherine A. Graham	2018	385,625	1,449,938	1,449,962	199,125	5,500	(3)	3,490,150
Chief Financial Officer	2017	367,644	749,971	749,992	236,160	3,313		2,107,080
	2016	339,792	374,984	374,994	252,630	6,498		1,348,898
Mark J. Chernis(4)	2018	249,883	1,674,904	1,674,964	223,125	354	(3)	3,823,230
Chief Operating Officer	2017	—	—	—	—	—		—
	2016	—	—	—	—	—		—
Harsha Mokkarala	2018	361,292	749,968	749,962	151,743	5,500	(3)	2,018,465
Chief Revenue Officer	2017	324,208	599,976	599,986	178,477	5,400		1,708,047
	2016	309,679	299,992	299,991	200,672	5,642		1,115,976
James Kenigsberg	2018	385,625	749,968	749,962	188,956	5,500	(3)	2,080,011
Chief Technology Officer	2017	370,963	599,976	599,986	238,034	2,113		1,811,072
	2016	342,708	499,964	499,983	254,835	6,498		1,603,988

(1)
The amounts shown in these columns reflect the grant date fair value for stock option and restricted stock unit awards, as applicable in accordance with ASC Topic 718. The amounts represent all stock option and restricted stock unit awards issued to each Named Executive Officer during 2018, 2017 and 2016. The fair value of each stock option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The fair value of each RSU is measured based on the closing price of our common stock on the date of grant. For more information on the assumptions we used to calculate the grant date fair values for stock options, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 26, 2019.

(2)
Amounts shown in this column for 2018 represent the cash amounts paid in March 2019 under our 2018 Bonus Plan. Amounts shown in this column for 2017 and 2016 represent the cash amounts paid in 2018 and 2017, respectively, under our 2017 and 2016 Bonus Plans, respectively. See "Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Annual Bonuses—2018 Bonus Plan" for a description of the formula used to determine these amounts for 2018.

(3)
Represents 401(k) matching contributions paid by us.

(4)
Mr. Chernis served on our Board prior to commencing service as our Chief Operating Officer in May 2018. For Mr. Chernis, $7,482 of the amount in the "Salary" column represents his cash retainer for service on our Board during 2018, including in his role as Chair of the Audit Committee. Mr. Chernis elected to receive these cash retainers in RSUs. In April 2017, Mr. Chernis received 157 RSUs in lieu of the portion of his annual retainer covering the period from January 2018 to April 2018 for service as a Board member, which RSUs had a grant date fair value of $6,241, and 31 RSUs in lieu of the portion of his annual retainer for service as the Chair of the Audit Committee, which RSUs had a grant date fair value of $1,240. Mr. Chernis did not receive any annual equity awards for his service on the Board during 2018.

2018 Grants of Plan-Based Awards Table

        The following table sets forth certain information with respect to all plan-based awards granted to our Named Executive Officers during the fiscal 2018 year.

						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards ($)(4)
								Exercise Price of Option Awards ($/Sh)(3)
		Date of Compensation Committee Action
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Christopher J. Paucek	N/A		244,125	542,500	640,150	—	—	—	—
	04/01/2018	03/30/2018	—	—	—	32,726	70,399	84.03	5,499,929
	04/01/2018	03/30/2018	—	—	—	31,238	191,362	84.03	10,499,922
Catherine A. Graham	N/A		128,250	285,000	336,300	—	—	—	—
	04/01/2018	03/30/2018	—	—	—	17,255	37,119	84.03	2,899,900
Mark J. Chernis	N/A		143,438	318,750	376,125	—	—	—	—
	05/22/2018	03/30/2018	—	—	—	2,455	5,264	91.64	449,963
	05/22/2018	03/30/2018	—	—	—	15,822	33,925	91.64	2,899,905
Harsha Mokkarala	N/A		98,078	217,950	257,181	—	—	—	—
	04/01/2018	03/30/2018	—	—	—	8,925	19,199	84.03	1,499,929
James Kenigsberg	N/A		121,669	270,375	319,043	—	—	—	—
	04/01/2018	03/30/2018	—	—	—	8,925	19,199	84.03	1,499,929

(1)
Amounts shown represent the minimum (45%), target (100%) and maximum (118%) amounts that could be paid under our 2018 Bonus Plan, as discussed under "Compensation Discussion and Analysis—Elements of Compensation—Performance-Based Annual Bonuses—2018 Bonus Plan." Except with respect to Mr. Chernis, these amounts were calculated on a weighted average basis using the applicable 2017 target bonus percentage for base compensation earned from January 1, 2018 through March 31, 2018, and the applicable 2018 target bonus percentage for base compensation earned during the remainder of 2018. For Mr. Chernis, the amounts were calculated using his 2018 target bonus percentage and 2018 base compensation.

(2)
All restricted stock units and stock options were granted pursuant to our 2014 Plan.

(3)
The exercise price of each option award is equal to the closing market price of our common stock on the date of grant.

(4)
The amounts reported reflect the grant date fair value for stock option and restricted stock unit awards, as applicable, calculated in accordance with ASC Topic 718. The amounts represent all stock option and restricted stock unit awards issued to each Named Executive Officer during 2018, all of which are subject to time-based vesting. The fair value of each stock option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The fair value of each RSU is measured based on the closing price of our common stock on the date of grant.

Outstanding Equity Awards at 2018 Fiscal Year End

        The following table provides information about outstanding stock options and stock awards held by each of our Named Executive Officers as of December 31, 2018. These stock options were granted under our 2008 Plan and our 2014 Plan and these stock awards were granted under our 2014 Plan.

		Option Awards					Stock Awards
									Market Value of Units That Have Not Vested ($)(2)
		Number of Securities Underlying Unexercised Options
					Option Exercise Price ($)		Number of Units That Have Not Vested(#)(1)
						Option Expiration Date
Name	Grant Date	Exercisable	Unexercisable(1)
Christopher J. Paucek	02/23/2011	35,639	—		1.82	06/08/2020
	02/15/2012	11,662	—		3.08	02/15/2022
	05/08/2013	131,618	—		5.75	05/08/2023
	11/26/2013	175,000	—		8.45	10/04/2023
	12/19/2013	175,000	—		8.45	10/04/2023
	03/06/2014	157,350	—		11.00	03/06/2024
	04/01/2015	73,805	6,710		25.52	04/01/2025	9,796		487,057
	04/01/2016	60,574	30,288		22.67	04/01/2026	22,056		1,096,624
	04/01/2017	26,119	36,566		39.66	04/01/2027	22,693		1,128,296
	04/01/2018	18,225	173,137	(3)	84.03	04/01/2028	31,238	(4)	1,553,153
	04/01/2018	—	70,399		84.03	04/01/2028	32,726		1,627,137
Catherine A. Graham	04/30/2012	200,000	—		3.08	04/30/2022
	03/06/2014	51,873	—		11.00	03/06/2024
	04/01/2015	25,832	2,348		25.52	04/01/2025	3,429		170,490
	04/01/2016	22,715	11,358		22.67	04/01/2026	8,271		411,234
	04/01/2017	16,324	22,854		39.66	04/01/2027	14,183		705,179
	04/01/2018	—	37,119		84.03	04/01/2028	17,255		857,919
Mark Chernis	01/23/2009	20,500	—		0.60	01/23/2019
	01/17/2013	50,000	—		5.75	01/17/2023
	04/11/2014	7,389	—		12.94	04/01/2024
	04/01/2015	4,048	—		25.52	04/01/2025
	04/05/2016	3,304	1,653		23.07	04/05/2026	795		39,527
	04/04/2017	966	1,933		39.69	04/04/2027	924		45,941
	05/22/2018	—	33,925		91.64	05/22/2028	15,822		786,670
	05/22/2018	—	5,264		91.64	05/22/2028	2,455		122,063
Harsha Mokkarala	11/26/2013	22,939	—		8.45	10/01/2023
	03/06/2014	7,567	—		11.00	03/06/2024
	04/01/2015	7,011	637		25.52	04/01/2025	931		46,289
	07/01/2015	8,202	1,400		30.83	07/01/2025	1,186		58,968
	04/01/2016	9,654	9,086		22.67	04/01/2026	6,617		328,997
	04/01/2017	13,059	18,283		39.66	04/01/2027	11,346		564,123
	04/01/2018	—	19,199		84.03	04/01/2028	8,925		443,751
James Kenigsberg	01/23/2009	92,700	—		0.60	01/23/2019
	02/23/2011	20,000	—		1.82	06/08/2020
	07/14/2011	10,000	—		3.08	06/27/2021
	02/13/2012	50,000	—		3.08	02/13/2022
	02/28/2012	5,124	—		3.08	02/28/2022
	02/25/2013	14,589	—		5.75	02/25/2023
	03/06/2014	13,421	—		11.00	03/06/2024
	04/01/2015	11,155	2,348		25.52	04/01/2025	3,429		170,490
	04/01/2016	22,715	6,752		22.67	04/01/2026	8,271		411,234
	04/01/2016	11,666	—		22.67	04/01/2026
	04/01/2017	13,059	18,283		39.66	04/01/2027	11,346		564,123
	04/01/2018	—	19,199		84.03	04/01/2028	8,925		443,751

(1)
Except as otherwise noted, all stock options shown vest 25% on the first anniversary of their grant date, and the remaining 75% vest thereafter in 36 equal monthly installments; in each case, the expiration date is 10 years after the grant date. Except as otherwise noted, each restricted stock unit award vests as to 25% on the first, second, third and fourth anniversaries of its grant date.

(2)
The amounts listed in this column are determined by multiplying the number of units that have not vested by $49.72 (the closing price of our common stock on the last trading day of fiscal year 2018).

(3)
The award vests in equal monthly installments over a seven-year period.

(4)
The award vests in equal annual installments over a seven-year period.

2018 Option Exercises and Stock Vested

        The following table provides information about the exercise of stock options and vesting of stock awards held by each of our Named Executive Officers as of December 31, 2018.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Christopher J. Paucek	579,000	44,892,470	(3)	49,070	3,914,399
Catherine A. Graham	—	—		19,110	1,536,187
Mark J. Chernis	30,000	2,623,000		3,040	254,691
Harsha Mokkarala	—	—		10,827	893,020
James Kenigsberg	7,200	611,352		20,922	1,687,996

(1)
Amounts shown reflect the value realized upon exercise of stock options calculated based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the option award.

(2)
Amounts shown represent the value realized upon vesting of restricted stock unit awards calculated by multiplying the number of shares that vested by the closing price of our common stock on the date of vesting.

(3)
Approximately $26,000,000 of this total value relates to common stock still held by Mr. Paucek as not all of the shares acquired upon exercise of the options were sold by him. Mr. Paucek may continue to be at risk for subsequent changes in the value of these shares.

Pension Benefits

        Our executive officers, including our Named Executive Officers, did not participate in, or otherwise receive any benefits under, any defined benefit pension plan sponsored by us during the year ended December 31, 2018.

Nonqualified Deferred Compensation

        Our executive officers, including our Named Executive Officers, did not earn any nonqualified deferred compensation benefits from us during the year ended December 31, 2018.

Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements

        We have entered into agreements with our Named Executive Officers that may provide for benefits under the circumstances described below if the officer's employment is terminated or we experience a change in control (such as a change in the beneficial ownership of our Company by more than 50% or a sale of substantially all of our assets).

Severance

        We have entered into a confidential information, invention assignment, work for hire, non-compete and no solicit/no hire agreement with Mr. Paucek, which provides, among other things, that during the six-month period after his termination of employment with the Company, he may not engage, in any capacity, in the business of developing or administering degree-granting distance learning higher education services without the advance written consent of our Board. In exchange for these agreements not to compete, we have agreed to pay Mr. Paucek during the six-month period after his termination of employment with the Company, an amount equal to six months of the highest salary earned during his employment with us.

Change in Control Equity Acceleration

        The terms of option and RSU award agreements under our 2014 Plan provide that options and RSUs, respectively, granted to our Named Executive Officers will vest and become exercisable if their employment is terminated without cause or for good reason on or within 12 months after a change in control.

        The table below provides an estimate of the value of the compensation due to each of our Named Executive Officers in the events described below, assuming that the change in control or termination of employment was effective on December 31, 2018, under the conditions described above and assuming a per-share stock price of $49.72, the price of our common stock on that date. The actual amounts to be paid can only be determined at the time of the termination of employment or change in control, as applicable.

	Involuntary Termination		Change in Control Followed by Involuntary Termination
Name	Cash ($)		Cash ($)	Equity ($)(1)	Total ($)
Christopher J. Paucek	275,000	(2)	—	7,241,794	7,241,794
Catherine A. Graham	—		—	2,738,788	2,738,788
Mark J. Chernis				1,057,642	1,057,642
Harsha Mokkarala	—		—	1,913,693	1,913,693
James Kenigsberg	—		—	2,137,581	2,137,581

(1)
The value of accelerated vesting of stock options and RSUs is based on the difference between the market price at December 31, 2018 of $49.72 per share less, in the case of options, the per share exercise prices of the stock options outstanding.

(2)
Under the terms of the confidential information, invention assignment, work for hire, non-compete and no solicit/no hire agreement with Mr. Paucek, we agreed to pay Mr. Paucek during the six-month period after any termination of employment with the Company, an amount equal to six months of the highest salary earned during his employment with us.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides certain information as of December 31, 2018, with respect to our equity compensation plans (after giving effect to shares issued and/or vesting on such date):

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(2)
Equity compensation plans approved by security holders(3)	4,057,788	$27.23	7,155,573
Equity compensation plans not approved by security holders	—	—	—

(1)
In addition to options, warrants and rights, our 2014 Plan allows awards to be made in the form of shares of restricted stock units or other forms of equity-based compensation. As of December 31, 2018, 1,139,045 shares of the Company's common stock were subject to outstanding restricted stock units issued under our 2014 Plan. Restricted stock units are not taken into account for purposes of determining the weighted average exercise price in the table above.

(2)
This number reflects 6,219,244 shares available for future issuance under our 2014 Plan and 936,329 shares available for issuance under our 2017 Employee Stock Purchase Plan (the "ESPP") as of December 31, 2018. No shares remain available for future issuance under our 2008 Plan. As of December 31, 2018, no shares were subject to outstanding purchase rights under the ESPP.

(3)
Under the terms of our 2014 Plan, the number of shares of the Company's common stock that may be issued under the 2014 Plan will automatically increase on January 1st of each year, for a period of ten years, from January 1, 2015 continuing through January 1, 2024, by 5% of the total number of shares of the Company's common stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares as may be determined by the Board.

Limitations on Liability and Indemnification

        Our Bylaws and amended and restated certificate of incorporation (the "Charter") contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, which provides that directors of a corporation will not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duties as a director. However, these provisions do not eliminate or limit the liability of our directors for:

  •
  any breach of the director's duty of loyalty to the Company or its stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law; or

  •
  any transaction from which the director derived an improper personal benefit.

        This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

        Our Bylaws and Charter provide that we are required to indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law. Our Bylaws and Charter also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our Bylaws and Charter also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. We have entered and expect to continue to enter into agreements to indemnify our directors as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors. We also maintain customary directors' and officers' liability insurance.

        The limitation of liability and indemnification provisions in our Bylaws and Charter may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers, as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock as of April 15, 2019 by:

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our Named Executive Officers;

  •
  each of our directors; and

  •
  all of our current executive officers and directors as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 14, 2019, which is 60 days after April 15, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For certain stockholders, the percentage ownership assumes the exercise of options. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

        Except as otherwise noted below, the address for persons listed in the table is c/o 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706.

Name of Beneficial Owner	Shares	Percentage
Principal Stockholders:
FMR LLC(1)	6,491,721	11.1%
The Vanguard Group(2)	4,945,148	8.5%
Wellington Management Group LLP(3)	8,109,165	13.9%
Franklin Resources, Inc.(4)	4,022,554	6.9%
Executive Officers and Directors
Christopher J. Paucek(5)	1,359,574	2.3%
Catherine A. Graham(6)	380,029	*
Mark Chernis(7)	117,710	*
Harsha Mokkarala(8)	101,689	*
James Kenigsberg(9)	307,005	*
John M. Larson(10)	131,327	*
Edward S. Macias(11)	32,411	*
Paul A. Maeder(12)	108,711	*
Robert M. Stavis(13)	133,214	*
Timothy M. Haley(14)	71,166	*
Sallie L. Krawcheck(15)	56,576	*
Earl Lewis(16)	43,390	*
Coretha M. Rushing(17)	9,791	*
Valerie B. Jarrett(18)	1,780	*
Gregory K. Peters(19)	11,206	*
Alexis Maybank	—	*
All current directors and executive officers as a group (18 persons)	2,903,539	4.92%

*
Represents beneficial ownership of less than 1%.

(1)
Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 13, 2019 by FMR LLC ("FMR"). According to its Schedule 13G filing, FMR has sole dispositive power with respect to 6,491,721 shares of our common stock and sole voting power with respect to 933,901 shares of our common stock. The principal business address of FMR is 245 Summer Street, Boston, MA 02210.

(2)
Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group ("Vanguard"). According to its Schedule 13G filing, Vanguard has sole dispositive power with respect to 4,910,342 shares of our common stock, shared dispositive power with respect to 34,806 shares of our common stock, sole voting power with respect to 31,599 shares of our common stock and shared voting power with respect to 9,332 shares of our common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 12, 2019 by Wellington Management Group LLP ("Wellington"), Wellington Group Holdings LLP ("Wellington Holdings"), Wellington Investment Advisors Holdings LLP ("Wellington Advisors") and Wellington Management Company LLP ("Wellington Company"). According to the Schedule 13G filing, each of Wellington, Wellington Holdings and Wellington Advisors has shared voting power with respect to 5,866,427 shares of our common stock and shared dispositive power with respect to 8,109,165 shares of our common stock, and Wellington Company has shared voting power with respect to 5,835,446 shares of our common stock and shared dispositive power with respect to 7,954,361 shares of our common stock. The principal business address of Wellington is 280 Congress Street, Boston, MA 02210.

(4)
Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on January 25, 2019 by Franklin Resources, Inc. ("Franklin Resources"), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. ("Franklin Advisers") to the effect that (a) each (directly or indirectly) has dispositive and voting power over these shares to the extent disclosed therein and (b) these shares are held by investment companies or other managed accounts that are advised by subsidiaries of Franklin Resources pursuant to investment management contracts which grant to such subsidiaries all investment and voting power over these shares. The business address for Franklin Resources, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers is One Franklin Parkway, San Mateo, CA 94403.

(5)
Shares beneficially owned consist of (a) 434,478 shares of common stock held by Mr. Paucek directly and (b) 925,096 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019.

(6)
Shares beneficially owned consist of (a) 40,954 shares of common stock held by Ms. Graham directly and (b) 339,075 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019.

(7)
Shares beneficially owned consist of (a) 37,954 shares of common stock held by Mr. Chernis directly and (b) 79,756 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019.

(8)
Shares beneficially owned consist of (a) 18,496 shares of common stock held by Mr. Mokkarala directly and (b) 83,193 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019.

(9)
Shares beneficially owned consist of (a) 119,151 shares of common stock held by Mr. Kenigsberg directly and (b) 187,854 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019.

(10)
Shares beneficially owned consist of (a) 16,278 shares of common stock held by Mr. Larson directly, (b) 18,827 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019 and (c) 96,222 shares of common stock held by Triumph Capital, LLC ("Triumph"). Mr. Larson is the sole member of Triumph and may be deemed to have beneficial ownership of the shares held by Triumph.

(11)
Shares beneficially owned consist of (a) 18,849 shares of common stock held by Mr. Macias directly and (b) 13,562 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019.

(12)
Shares beneficially owned consist of (a) 49,938 shares of common stock held by Mr. Maeder directly, (b) 18,827 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019, and (c) 39,946 shares of common stock held by Altaheide LLC ("Altaheide"). Mr. Maeder may be deemed to have beneficial ownership of the shares held by Altaheide.

(13)
Shares beneficially owned consist of (a) 42,940 shares of common stock held by Mr. Stavis directly, (b) 35,707 shares of common stock held by Stavis Ventures II, LLC ("Stavis Ventures"), (c) 35,740 shares of common stock held by Stavco Venture Holdings LLC ("Stavco Venture Holdings") and (d) 18,827 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019. Stavis Ventures and Stavco Venture Holdings are controlled by Mr. Stavis, and Mr. Stavis disclaims beneficial ownership of the shares held by these entities, except to the extent of his pecuniary interest therein.

(14)
Shares beneficially owned consist of (a) 4,721 shares of common stock held by Mr. Haley directly, (b) 52,530 shares of common stock held by the Haley-McGourty Family Trust U/D/T 9/27/96 (the "Haley Trust"), (c) 6,827 shares of common stock held by Haley-McGourty Partners ("Haley Partners"), and (d) 7,088 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019. Mr. Haley may be deemed to have beneficial ownership of the shares held by the Haley Trust and Haley Partners.

(15)
Shares beneficially owned consist of (a) 20,138 shares of common stock held by Ms. Krawcheck directly and (b) 36,438 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019.

(16)
Shares beneficially owned consist of (a) 6,952 shares of common stock held by Mr. Lewis directly and (b) 36,438 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019.

(17)
Shares beneficially owned consist of (a) 4,230 shares of common stock held by Ms. Rushing directly and (b) 5,561 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019.

(18)
Shares beneficially owned consist of (a) 845 shares of common stock held by Ms. Jarrett directly and (b) 935 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019.

(19)
Shares beneficially owned consist of (a) 10,478 shares of common stock held by Mr. Peters directly and (b) 728 shares of common stock underlying options that are currently exercisable or will be exercisable within 60 days of April 15, 2019.

        We know of no arrangements, the operation of which may at a subsequent date result in the change of control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of the Company's equity securities. Executive officers, and beneficial owners of greater than 10% of our outstanding securities are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that through December 31, 2018, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, with the exception of one Form 4 that was not filed on a timely basis by Gregory K. Peters for a transaction that involved the purchase of 9,761 shares on November 11, 2018. A Form 4 was filed to report the transaction by Mr. Peters on November 27, 2018.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES

        All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee. If a director is involved in the transaction, he may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Audit Committee only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders, as the Audit Committee determines in good faith. The Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

Related Person Transaction Policy

        The Company has adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

        Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances, including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

        The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Certain Related Person Transactions

        Other than as set forth below, there have been no transactions since January 1, 2018 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under "Executive Compensation." For a description of severance arrangements that we have entered into with some of our executive officers, please see

"Potential Payments Upon Termination of Employment and in Connection with Change of Control Arrangements."

  Merger Agreement

        On April 7, 2019, we entered into a definitive agreement (the "Merger Agreement") to acquire Trilogy Education Services, Inc. ("Trilogy") for total consideration of $750 million payable in a combination of cash and stock, subject to certain customary purchase price adjustments (the "Transaction"). Certain equity holders of Trilogy have affiliations with two of our directors. Mr. Larson is the sole member of Triumph Capital LLC ("Triumph"), which owns approximately 1% of the issued and outstanding capital stock of Trilogy on a fully-diluted basis. Mr. Maeder is one of six managing members of Highland Management Partners 9 LLC, and Highland Management Partners 9 (SPV) LLC, each of which is the general partner of certain other entities, which are the general partners of certain funds managed or advised by Highland Capital Partners (the "Highland Investing Entities"), which Highland Investing Entities collectively own approximately 20% of the issued and outstanding shares of Trilogy on a fully-diluted basis. Mr. Maeder has advised the Company that his indirect financial interest in Trilogy through the Highland Investing Entities is expected to be less than 1% of the issued and outstanding capital stock of Trilogy.

        Prior to the Company submitting its initial indication of interest regarding the acquisition of Trilogy, Messrs. Larson and Maeder advised the Board and management of their respective indirect financial interests in Trilogy, as well as the fact that neither Mr. Larson, Mr. Maeder nor Triumph has any governance rights over Trilogy or control over the board of directors of Trilogy and does not hold any director, officer, employee, consulting or similar role with Trilogy. In addition, Mr. Maeder confirmed that he does not hold dispositive or voting control over the Trilogy shares held by the Highland Investing Entities. Although the Highland Investing Entities do hold two out of seven board seats at Trilogy, approval of the potential transaction between Trilogy and the Company required the approval of a majority of the directors and the approval of various classes of Trilogy stock, including classes of Trilogy stock which are not controlled by the Highland Investing Entities, and therefore, neither the board seats nor the shares of Trilogy held by the Highland Investing Entities were sufficient to control Trilogy's decision to enter into the proposed transaction. In January 2019, upon the recommendation of the Nominating and Corporate Governance Committee, the Board formed a transaction committee (the "Transaction Committee") for the purpose of reviewing and considering the potential transaction with Trilogy. The Transaction Committee consists of four directors—Messrs. Haley, Macias, and Stavis and Ms. Maybank—all of whom are "independent directors," as defined under applicable Nasdaq listing standards and the rules of the SEC, and none of whom have any interest in the Transaction.

        On April 5, 2019, after a thorough review and due consideration of the Transaction, including full disclosure of Mr. Maeder's and Mr. Larson's interests therein, the Transaction Committee unanimously recommended to the Board that it approve the Merger Agreement and the Transaction. The Transaction Committee reviewed and approved the Transaction under our related person transaction policy. On April 6, 2019, the full Board met to consider the Merger Agreement and the Transactions. Following a thorough review and due consideration of the Transaction, including full disclosure of Mr. Maeder's and Mr. Larson's interests therein, the full Board (other than Mr. Maeder and Mr. Larson who recused themselves from the vote) unanimously approved the Merger Agreement and the Transactions.

 INCORPORATION BY REFERENCE

        In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filings made by 2U into such filings, and those portions of the information included under the caption "Audit Committee Report" required by the SEC's rules to be included therein, shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by 2U under those statutes, except to the extent we specifically incorporate these items by reference.

        We have not incorporated by reference into this proxy statement the information included on or linked from our website, and you should not consider it to be part of this proxy statement.

OTHER MATTERS

        The Board knows of no other matters that have been submitted for consideration at the Meeting other than those referred to in this proxy statement. By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as "householding," potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.

        Some brokers utilize the householding process for proxy materials, in which case, only one copy of this proxy statement or our Annual Report to Stockholders may be sent to two or more stockholders sharing the same address. Stockholders who participate in householding will continue to receive separate proxy cards. If you hold your 2U stock in "street name," additional information regarding householding of proxy materials should be forwarded to you by your broker.

        If you wish to receive a separate copy of this proxy statement or our Annual Report to Stockholders, we will promptly deliver one to you upon request. You can notify us by sending a written request to 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attention: Corporate Secretary, or by calling the Corporate Secretary at (301) 892-4350. In addition, if you would like to receive separate proxy statements and annual reports of 2U in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us at the above address and telephone number if you hold registered shares.

 ANNUAL REPORT

        A copy of 2U's Annual Report to Stockholders, which includes its Annual Report on Form 10-K for the year ended December 31, 2018, is being mailed together with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. A copy of our Annual Report on Form 10-K, including the financial statements included therein, is also available without charge by visiting the Company's website or upon written request to 2U, Inc., 7900 Harkins Road, Lanham, Maryland 20706, Attention: Corporate Secretary.

By Order of the Board of Directors,

Christopher "Chip" Paucek Co-Founder & Chief Executive Officer April 30, 2019

- 0 2U, INC. Proxy for Annual Meeting of Stockholders June 26, 2019 at 3:00 p.m. This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints Christopher J. Paucek, Chief Executive Officer and Matthew Norden, Corporate Secretary, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of 2U, Inc. (the “Company”) that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 7900 Harkins Road, Lanham, Maryland 20706 on June 26, 2019, beginning at 3:00 p.m. (local time), and any adjournment or postponement thereof. (Continued and to be signed on the reverse side.) 14475 1.1

ANNUAL MEETING OF STOCKHOLDERS OF 2U, INC. June 26, 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report are available at https://investor.2u.com/financial-information/annual-reports Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20433000000000000000 5 062619 registered public accounting firm for the 2019 fiscal year: Company’s Named Executive Officers: O Coretha M. Rushing FOR ALL NOMINEES come before the meeting or any adjournments or postponements thereof. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of four (4) Class II directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2022 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal: NOMINEES: FOR ALL NOMINEESO Timothy M. Haley O Valerie B. Jarrett WITHHOLD AUTHORITYO Earl Lewis FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratification of the appointment of KPMG LLP as the Company’s independent 3. Approval, on a non-binding advisory basis, of the compensation of the NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: